FIRST NATIONAL BANK
                                AND TRUST COMPANY

                                  PENSION PLAN

                                  PLAN DOCUMENT
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                              BANKERS SYSTEMS, INC.
                        DEFINED BENEFIT PLAN DOCUMENT 03

ARTICLE I Introduction

1 Adoption of Plan

      The Employer shall adopt the Plan by executing the Bankers Systems, Inc. Prototype Defined Benefit Adoption Agreement (#001).

2 Purpose

      This pension plan is adopted by the Employer to provide retirement benefits for eligible Participants, their spouses and other beneficiaries. The plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986.

3 Restatement

      In the event this Plan is a restatement of another plan, as signified by the completion of a date specified in the appropriate section of the Adoption Agreement, Employees who terminate employment with the Employer prior to the Restated Date shall be subject to the terms of the plan in effect prior to its restatement, except as otherwise provided herein. All other Employees shall be subject to the terms of this Plan.

ARTICLE II Interpretation of Plan

1 Gender and Number

      Except when otherwise indicated by the context, the masculine gender shall include the feminine and neuter, and words used in the singular shall include the plural whenever appropriate.

2 Titles to Sections

      Titles to Articles and Sections are for general information only, and the Plan shall not be construed by reference thereto.

3 Applicable Law

      This Plan shall be construed and enforced in a manner that is consistent with the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. To the extent
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state law has not been preempted by federal law, the laws of the state of the
Employer's principal place of business shall control.

2.4 Severability

      In case any provision of this Plan shall be held illegal or invalid for any reason, or would result in the denial of tax exempt status for the Plan and trust, such provision shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if such provision had not been included herein during the time for which such provision is held to be illegal, invalid or result in the denial of tax exempt status.

2.5 Definitions

      Whenever used in the Plan, the terms set out in Article III shall have the meanings commonly ascribed to them, unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized.

ARTICLE III Definitions

3.1 Accrued Benefit

      A Participant's Accrued Benefit at any time equals the product of the Normal Retirement Benefit multiplied by a fraction, the numerator of which is the number of years of Credited Benefit Service at such time, and the denominator of which is the number of years of Credited Benefit Service years the Participant would have at Normal Retirement Age, or the current year if greater. However, if this plan has had a fresh-start, and after the latest Fresh-Start date, the fresh-start rule used under the Plan is the formula with wear-away, the amount in the preceding sentence will not be less than the Participants Frozen Accrued Benefit. When determining the Accrued Benefit, the Normal Retirement Benefit is the annual benefit to which the Participant would be entitled if he or she continued to earn annually until such Normal Retirement Age the same rate of Compensation upon which his or her Normal Retirement Benefit would be computed. This rate of Compensation is computed on the basis of Compensation taken to account under the Plan (but not to exceed the ten Years of Service immediately preceding the determination).

3.2 Actuarial Equivalent or Actuarially Equivalent

      "Actuarial Equivalence" shall be determined on the basis of the mortality rates specified in the adoption agreement, and either the interest rate(s) specified in the adoption agreement or the Section 417 interest rate(s), whichever produces the greater benefit.


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      In addition, the amount of any distribution under the terms of this plan will be determined in accordance with the preceding paragraph.

      The preceding two paragraphs shall not apply to the extent they would cause the plan to fail to satisfy the requirements of Article X of the plan.

      The Section 417 interest rate(s) are:

      (i) The applicable interest rate if the present value of the benefit [using such rate(s)] is not in excess of $25,000; or,

      (ii) 120 percent of the applicable interest rate if the present value of the benefit exceeds $25,000 [as determined under clause (i) above]. In no event shall the present value determined under this clause
            (ii) be less than $25,000.

      The applicable interest rate is the interest rate(s) which would be used (as of the first day of the plan year which contains the annuity starting date) by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan. However, an amendment onto this Plan (restatement) which changes the date for determining the applicable interest rate, will require that the interest rate used in determining distributions within one year of this Plans adoption be the rate which results in the larger Accrued Benefit.

      The section 417 interest rate limitations shall apply to distributions in plan years beginning after December 31, 1984. Notwithstanding the foregoing, the section 417 interest rate limitations shall not apply to any distributions commencing in plan years beginning before January 1, 1987, if such distributions were determined in accordance with the interest rate(s) as required by regulations Section 1.417(e)-1T(e) (including the PBGC immediate interest rate).

      The Section 417 interest rate limitations shall not apply to annuity contracts distributed to or owned by a participant prior to September 17, 1985, unless additional contributions are made under the plan by the employer with respect to such contracts. In addition, the Section 417 interest rate limitations shall not apply to annuity contracts owned by the employer or distributed to or owned by a participant prior to the first plan year after December 31,1988, if the annuity contracts satisfied the requirements in Sections 1.401(a)-11T and 1.417(e)-1T of the regulations. The preceding sentence shall not apply if additional contributions are made under the plan


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by the employer with respect to such contracts on or after the beginning of the first plan year beginning after December 31, 1988.

      Notwithstanding the above, if a benefit is distributed in a form other than a nondecreasing annuity payable for a period not less than the life of a participant (or in the case of a qualified preretirement survivor annuity, the life of the surviving spouse), the interest rate used in determining the actuarial equivalence of the portion of the excess benefit percentage that exceeds the base benefit percentage (in an excess plan) or the offset (in an offset plan), shall be the Section 417 interest rate(s).

3.3 Actuary

      "Actuary" means the Actuary or actuarial consulting firm appointed by the Plan Administrator.

3.4 Adoption Agreement

      "Adoption Agreement" shall mean the agreement executed by the Employer and Trustee for purposes of adopting the Plan and setting forth those provisions of the Plan which relate to the Employer's participation hereunder.

3.5 Administrative Committee

      "Administrative Committee" shall mean the committee appointed by the Employer as provided in Section 4.3 and specified in the Adoption Agreement.

3.6 Affiliate

      "Affiliate" shall mean an Employer which, along with the Employer hereunder, is a member of

      (a) Controlled group of corporations, within the meaning of Code Section 414(b), [as modified by Code Section 415(h) for the purposes of the limitations of ARTICLE X];

      (b) A group of trades or businesses under common control within the meaning of Code Section 414(c), [as modified by Code Section 415(h) for purposes of the limitations of ARTICLE X]; or

      (c) An affiliated service group, as defined in Code Section 414(m), and any other entity required to be aggregated under Section 414(o).


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3.7 Alternate Payee

      "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

3.8 Annuity Starting Date

      "Annuity Starting Date" means the first or last day of the first month on which a payment of a pension benefit begins.

3.9 Anticipated Monthly Benefit

      The "Anticipated Monthly Benefit" means a Participant's monthly pension at the Normal Retirement Date assuming that the Participant continued full-time employment with the Employer at the same salary until the Normal Retirement Date. The Anticipated Monthly Benefit shall be calculated based upon the facts applicable on the last day of the Plan Year prior to the Participant's death.

3.10 Average Compensation or Average Annual Compensation

      "Average Compensation" means the average annual Compensation paid to an Employee for the period elected in the Adoption Agreement. In the event an Employee does not have Compensation for the number of years elected, an average of the months during which he/she has Compensation shall be annualized and used instead. In the case of an Employee who has a leave of absence the calculation of Average Compensation shall assume that the Employee earned during that period an amount not less than the Employee's Compensation in effect on the date the leave of absence begins. In the event of a short Plan Year, the Employees Compensation for the short Plan Year shall be annualized for purposes of determining Average Compensation.

3.11 Average Monthly Compensation

      "Average Monthly Compensation" means Average Annual Compensation divided by twelve.

3.12 Base Benefit Percentage

      The Base Benefit Percentage is the rate, expressed as a percentage of Compensation, at which Employer derived benefits are accrued with respect to Compensation of Participants at or below the Integration Level for the Plan Year.


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3.13 Beneficiary

      "Beneficiary" or "Beneficiaries" shall mean the person or persons, natural or legal, entitled to receive any benefits from the Plan which may become payable by reason of the death of the Participant.

3.14 Benefit Service

      "Benefit Service" means an applicable Computation Year during which an Employee completes 1,000 Hours of Service, or less if so elected in the Adoption Agreement.

3.15 Break in Service

      "Break in Service" shall mean a Computation Year during which an Employee completes 500 or fewer Hours Service.

3.16 Code

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

3.17 Compensation

      As elected by the Employer in the Adoption Agreement, Compensation will mean all of each Participant's (a) W-2 earnings (b) Compensation [as that term is defined in Section 415(c)(3) of the Code] or (c) Section 401(a) wages with any applicable adjustments as indicated in the Adoption Agreement. For any self-employed individual covered under the plan, Compensation will mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year.

      Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

      For years beginning on or after January 1,1989, and before January 1, 1994, the annual Compensation of such Participant taken into account under the plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under
Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years


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beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. For years beginning on or after January 1,1994, the annual Compensation limit of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted for the cost-of-living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

      If a plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of all months in the short determination period by 12.

      If Compensation for any prior determination period is taken into account in determining a Participants benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in-effect for that prior period. For this purpose, in determining benefits in Plan Years beginning on or after January 1,1989, the annual Compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining benefits in Plan Years beginning on or after January 1,1994, The annual Compensation limit in effect for determination periods beginning before that date is $150,000.

      In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as result of the application of such rules the adjusted annual Compensation limitation is exceeded, then except for purposes of determining the portion of compensation up to the Integration Level if this plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

3.18 Computation Year

      "Computation Year" shall mean, for purposes of determining Years of Service for purposes of eligibility, the initial eligibility computation period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (employment commencement date). Depending upon the Adoption Agreement election, one of the following two paragraphs will apply:


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      (a)   The succeeding 12-consecutive month periods commence with the first anniversary of the Employees employment commencement date; or

      (b) The succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employees employment commencement date regardless of whether the employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year that commences prior to the first anniversary of the Employees initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

      For all other purposes, "Computation Year" shall mean the Plan Year.

3.19 Covered Compensation

      A participant's covered compensation for a plan year is the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) social security retirement age. No increase in covered compensation shall decrease a participant's accrued benefit under the plan.

      In determining a participant's covered compensation for a plan year, the taxable wage base for all calendar years beginning after the first day of the Plan Year is assumed to be the same as the taxable wage base in effect as of the beginning of the plan year for which the determination is being made. Covered Compensation will be determined based on the year designated by the Employer in section L.5 of the Adoption Agreement.

      A participant's covered compensation for a plan year before the 35-year period ending with the last day of the calendar year in which the participant attains social security retirement age is the taxable wage base in effect as of the beginning of the plan year. A participant's covered compensation for a plan year after such 5-year period is the participant's covered compensation for the plan year during which the participant attained social security retirement age.

3.20 Credited Benefit Service

      "Credited Benefit Service" means Years of Participation plus past Benefit Service as elected in the Adoption Agreement.


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3.21 Determination Date

      "Determination Date" shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of such Plan Year. In the event the Employer or an Affiliate maintains another plan or plans in addition to this Plan, "Determination Date" shall mean the Determination Dates of all such plans which fall within the same calendar year as the Determination Date for this Plan.

3.22 Disability

      "Disability" or "Disabled" shall mean a medically determinable physical or mental impairment which prevents an Employee from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

3.23 Domestic Relations Order

      "Domestic Relations Order" means any judgment, decree, or order, including approval of a property settlement agreement which relates to the provision of child support, alimony payments or marital property rights of a spouse, former spouse, child or other dependent of a Participant and is made pursuant to a state domestic relations law, including a community property law.

3.24 Earned Income

      "Earned Income" shall mean a Self-Employed individual's net earnings from self employment in the trade or business for which the Plan is established, but only if such trade or business is one in which the personal services of the Self-Employed is a material income producing factor. Net earnings shall be computed:

      (a) By taking into account deductions from gross income due to contributions to a qualified plan to the extent such contributions are deductible under Section 404 of the Code;

      (b) For Fiscal Years of the Employer beginning after December 31,1989, by taking into account the deduction described in Section 164(f) of the Code;

      (c) By including gains and net earnings derived from the sale or other disposition of, the transfer of any interest in, or the licensing of the use of property (other than goodwill) by an individual whose personal efforts created such property;

      (d) By excluding any gain which is treated as gain from the sale or exchange of a capital asset for the purpose of determining the Self-Employed individual's federal income tax; and


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      (e)   By excluding any amounts not included in gross income and the deductions allocable to such items.

3.25 Effective Date

      "Effective Date" shall mean the date the Plan is effective, as provided in the Adoption Agreement.

3.26 Employee

      "Employee" shall mean any employee of the employer maintaining the plan or of any other employer required to be aggregated with such employer under Sections 414(b), (c), (m) or (o) of the Code.

      The term employee shall also include any leased employee deemed to be an employee of any employer described in the previous paragraph as provided in
Section 414(n) or (o) of the Code.

3.27 Employer

      "Employer" shall mean the corporation, partnership or sole proprietorship which has adopted this Plan and the Affiliates of such Employer, as described in the Adoption Agreement.

3.28 Excess Benefit Percentage

      The Excess Benefit Percentage is the rate, expressed as a percentage of Compensation, at which Employer derived benefits are accrued with respect to Compensation of Participants above the Integration Level for the Plan Year.

3.29 Fiscal Year

      "Fiscal Year" shall mean the Employer's Fiscal Year as described in the Adoption Agreement.

3.30 Fresh Start Date

      "Fresh-start Date" generally means the last day of a Plan Year preceding a Plan Year for which any amendment of the Plan that directly or indirectly affects the amount of a Participants benefit determined under the current benefit formula (such as an amendment to the definition of Compensation used in the current benefit formula or a change in the Normal Retirement Age of the
Plan) is made effective.

      However, if under the Adoption Agreement the Fresh-Start Group is limited to an acquired group of Employees, or a group of Employees with a Frozen Accrued Benefit attributable to assets and liabilities transferred to the plan, the Fresh-Start Date will be the date designated in the Adoption Agreement.


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      If this Plan has had a fresh-start for all Participants, and in a subsequent Plan Year is aggregated for purposes of section 401(a)(4) with another plan that did not make the same fresh-start, this Plan will have a fresh-start on the last day of the Plan Year preceding the Plan Year during which the plans are first aggregated.

3.31 Frozen Accrued Benefit

      A Participants Frozen Accrued Benefit is the amount of the Participants Accrued Benefit determined in accordance with the provisions of the Plan applicable in the year containing the latest Fresh-Start Date, determined as if the Participant terminated employment with the Employer as of the latest fresh-start date, (or the date the Participant actually terminated employment with the Employer, if earlier), without regard to any amendment made to the Plan after that date other than amendments recognized as effective as of or before the date under section 401(b) of the Code or section 1.401(a)(4)-11(g) of the regulations. If the Participant has not had a fresh-start, the Participant's Frozen Accrued Benefit will be zero.

      If, as of the Participants latest Fresh-Start Date, the amount of a Participants Frozen Accrued Benefit was permitted by the application of section 415 of the Code, the Participants Frozen Accrued Benefit will be increased for years after the latest Fresh-Start Date to the extent permitted under section 415(d)(1) of the Code. In addition, the Frozen Accrued Benefit of a Participant whose Frozen Accrued Benefit includes the Top-Heavy minimum benefits provided in section 13.2 of the Plan, will be increased to the extent necessary to comply with the average compensation requirement of section 416(c)(1)(D)(i).

      If: (1) the plans Normal Form of Benefit in effect on the Participants latest Fresh-Start Date is not the same as the normal form under the Plan after such-Fresh-Start Date and/or (2) the Normal Retirement Age for any Participant on that date was greater than the Normal Retirement Age for that Participant under the Plan after-such-Fresh-Start Date, the Frozen Accrued Benefit will be expressed as an Actuarial Equivalent benefit of the normal form under the Plan after the Participants latest Fresh-Start Date, commencing at the Participants Normal Retirement Age under the Plan in effect after such latest Fresh-Start Date.

      If the Plan provides a new optional from of benefit with respect to a Participants Frozen Accrued Benefit, such new optional form of benefit will be provided with respect to each Participants entire Accrued Benefit (i.e., accrued both before and after the Fresh-Start Date).

3.32 Fund

      "Fund" shall mean the aggregate of the assets of the Plan held by the Trustee.


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3.33 Hour of Service

      "Hour of Service" shall mean:

      (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited to the Employee for the Computation Year or years in which the duties are performed;

      (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Leave of Absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Computation
            Year). Notwithstanding the foregoing, Hours of Service shall not be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or Disability insurance laws nor shall Hours of Service be credited on account of a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

      (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Services shall not be credited both under paragraph
            (a) or paragraph (b) as the case may be, and under this paragraph
            (c). These hours shall be credited to the Employee for the Computation Year or Years to which the award or agreement pertains rather than the Computation Year in which the award, agreement or payment is made; and

      (d) Hours required to be credited for any period of service with the armed forces of the United States which the Employee entered from employment with the Employer or an Affiliate on account of induction or enlistment under federal law, provided the Employee returns to employment with the Employer (or Affiliate) within the period prescribed by federal law during which his reemployment rights are protected by law or, in the absence of such a law, within 90 days from the date his release or discharge from military service is available.

      (e) For purposes of paragraphs (a) and (b), a payment shall be deemed to be made by or due from the Employer or an Affiliate regardless of whether such payment is made by or due from the Employer or an Affiliate directly or indirectly through, among others, a trust Fund or insurer to which the Employer or an

            Affiliate contributes or pays premiums, regardless of whether contributions made or due to the trust Fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

      (f) For purposes of paragraphs (b) and (c), in the case of an Employee without a regular work schedule, Hours of Service shall be credited based on a daily average of the Employee's Hours of Service otherwise determined under paragraphs (a), (b) and (c) for the 12 months immediately preceding the date of determination, or during his entire employment with the Employer or an Affiliate ending immediately prior to the date of determination if employed by the Employer or an Affiliate for less than 12 months.

      (g) To the extent not otherwise provided herein, Hours under this section shall be calculated and credited pursuant to Sections 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference.

      (h) Hours of Service for a previous Employer shall be included to the extent designated in the Adoption Agreement; provided, however, that service with a predecessor Employer shall be taken into account to the extent service is required to be given pursuant to Code Section 414(a) and the regulations thereunder.

      (i) Hours of Service shall be determined by the Employer from the records determined by it to accurately reflect this information.

      (j) Solely for purposes of determining whether a Break in Service, for participation and Vesting purposes has occurred in a Computation Year, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence

      (1)   By reason of pregnancy of the individual,

      (2)   By reason of a birth of a child of the individual,

      (3) By reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or


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      (4)   For purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this subsection shall be credited (1) in the Computation Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that year, or (2) in all other cases, in the following Computation Year.

3.34 Integration Level

      "Integration Level" is the amount elected in the Adoption Agreement.

3.35 Investment Manager

      "Investment Manager" shall mean any fiduciary of the Plan, other than a Named Fiduciary, who:

      (a) Has the power to manage, acquire or dispose of any assets of the Plan;

      (b) Is registered as an investment advisor under the Investment Advisor's Act of 1940, is a bank defined in that Act, or is an insurance company qualified to perform services described in (a) above under the laws of more than one state;

      (c)   Has been appointed by the Employer as provided herein; and

      (d) Has acknowledged in writing that it is a fiduciary with respect to the Plan.

3.36 Joint and Survivor Annuity

      "Joint and Survivor Annuity" means an annuity payable for the life of the Participant with an annuity payable to the Participant's surviving spouse for the spouse's life.

3.37 Highly Compensated Employees

      "Highly Compensated Employee" shall mean highly compensated active Employees and highly compensated former Employees.

      A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received Compensation during


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such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

      If no officer has satisfied the Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

      For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

      A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

      If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

      The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

3.38 Late Retirement

      "Late Retirement" means an election made by a Participant to Retire after the Normal Retirement Date.

3.39 Late Retirement Date

      The "Late Retirement Date" is the date specified in the Adoption Agreement to begin distributions to a Participant which has elected Late Retirement.

3.40 Leased Employee

      The term "Leased Employee" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services or the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of he Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer.

      Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

      A Leased Employee shall not be considered an employee of the recipient if:
(i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 425, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

3.41 Life Annuity

      A "Life Annuity" means a single Life Annuity payable for a Participant's life.

3.42 Limitation Year

      "Limitation Year" shall mean the 12 consecutive month period designated in the Adoption Agreement. All qualified plans of the Employer and Affiliates shall utilize the same 12-month period as the Limitation Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date which is within the Limitation Year in which the amendment is made.

3.43 Named Fiduciaries

      "Named Fiduciaries" shall mean the Employer, the Trustee and the Administrative Committee if established.

3.44 Normal Benefit Form

      The "Normal Benefit Form" shall be the benefit selected in the Adoption Agreement.

3.45 Normal Retirement Age

      "Normal Retirement Age" shall mean age selected in the Adoption Agreement. If the employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified the Adoption Agreement.

      If, for plan years beginning before January 1, 1988, Normal Retirement Age was determined with reference the anniversary of the participation commencement date (more than five but not to exceed ten years), the anniversary date for Participants who first commenced participation under the Plan before the first Plan Year beginning on or after January 1,1988, shall be the earlier of (A) the tenth anniversary of the date the Participant commenced participation in the Plan (or such anniversary as had been elected by the Employer, if less than ten) or (B) the fifth anniversary of the first day of the first Plan Year beginning on or after January 1, 1988. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

3.46 Normal Retirement Benefit

      "Normal Retirement Benefit" means the monthly benefit payable on the Participant's Normal Retirement Date in the Normal Benefit Form.

3.47 Normal Retirement Date

      "Normal Retirement Date" means the first day or the last day of the calendar month coincident with or next following the date the Participant attains Normal Retirement Age, as specified in the Adoption Agreement.

3.48 Owner-Employee

      "Owner-Employee" shaft mean a Self-Employed individual owning more than 10 percent of either the capital profit interest of the Employer or an Affiliate, if the Employer or Affiliate is an unincorporated business.

3.49 Participant

      "Participant" shall mean an Employee who has satisfied the requirements for eligibility in the Plan and who has commenced participation in the Plan but has not yet received a distribution of his/her entire benefit under the plan.

3.50 Past Benefit Service

      "Past Benefit Service" means Benefit Service in Computation Years ending prior to the Effective Date of the Plan.

3.51 Plan

      "Plan" shall mean the plan of the Employer as incorporated in this plan document and trust agreement, including any amendments hereto, and including the provisions of the Adoption Agreement executed by the Employer.

3.52 Plan Administrator

      The Employer shall be the "Plan Administrator." The Plan Administrator shall have the rights and duties set forth in Article XIV and elsewhere under the Plan.

3.53 Plan Anniversary

      "Plan Anniversary" shall mean the first day following the end of the Plan Year. In the first Plan Year is shall mean the Effective Date.

3.54 Plan Valuation Date

      "Plan Valuation Date" shall mean the last day of the Plan Year and the last day of such additional and more frequent intervals as the Employer may select for valuing Plan assets. The Employer, in its sole discretion, may elect to treat any date in the Plan Year as a Plan Valuation Date if the Employer finds it necessary or desirable in order to fairly reflect the value of the Fund.

3.55 Plan Year

      "Plan Year" shall mean a consecutive twelve month period described in the Adoption Agreement.

3.56 Qualified Domestic Relations Order

      "Qualified Domestic Relations Order" means a Domestic Relations Order entered on or after January 1, 1985, which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan. A Domestic Relations Order shall be a Qualified Domestic Relations Order only if it clearly specifies:

      (a) The name and the last known mailing address, if available, of the Participant and the name and mailing address of each Alternate Payee covered by the Domestic Relations Order unless the Plan administrator has reason to know such information independently of such order;

      (b) The amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which that amount or percentage is to be determined;

      (c) The number of payments or period to which the Domestic Relations Order applies; and

      (d)   Each plan to which the Domestic Relations Order applies.

      A Domestic Relations Order shall be considered a Qualified Domestic Relations Order only if the Domestic Relations Order:

      (a) Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

      (b) Does not require the Plan to provide increased benefits, determined on the basis of actuarial value; and

      (c) Does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another Domestic Relations Order previously determined to be a Qualified Domestic Relations Order.

      In the case of any payment before a Participant's termination of employment with all participating employers, a Domestic Relations Order shall not be treated as failing to be a Qualified Domestic Relations Order solely because the Domestic Relations Order requires the payment of benefits to be made to an alternate Payee:

      (a) On or after the date the Participant would be entitled to early retirement under Section 7.1, or would have been entitled to early retirement if the Participant had not died;

      (b) As if the Participant had retired on the date on which the payment is to begin under the Domestic Relations Order; and

      (c) In any form in which benefits may be paid to the Participant under the Plan, other than the form of any Joint and Survivor Annuity with respect to the Alternate Payee and his or her subsequent spouse.

      The Plan Administrator may treat a Domestic Relations Order entered before January 1,1985, as a Qualified Domestic Relations Order, pursuant to such uniform and nondiscriminatory rules as it may establish, even if the Domestic Relations Order does not satisfy the requirements of this section.

3.57 Qualified Joint and Survivor Annuity

      "Qualified Joint and Survivor Annuity" shall mean an immediate annuity payable for the life of the Participant with a survivor annuity payable to his surviving spouse which is not less than 50 percent nor greater than 100 percent of the amount of the annuity payable during the joint lives of the Participant and such spouse. The joint and survivor annuity will be the actuarial equivalent of the normal form of benefit or if greater, any optional form of benefit. Unless the Participant elects otherwise, the survivor annuity shall be 50 percent of the annuity payable during the joint lives of the Participant and his surviving spouse.

3.58 Qualified Preretirement Survivor Annuity

      "Qualified Preretirement Survivor Annuity" shall mean an annuity for the life of the Participants' surviving spouse commencing on the date the Participant would have attained his Normal Retirement Age or any Early Retirement Age elected under the plan, which is provided as described in Article IX.

3.59 Restated Date

      "Restated Date" shall mean the date this Plan document is effective as a replacement for a prior plan document, as specified in the Adoption Agreement.

3.60 Retire

      "Retire" means to terminate employment after the earliest retirement age under the Plan, with no intention resuming employment with the Employer.

3.61 Self-Employed

      "Self-Employed" shall mean an individual who is the sole proprietor of the Employer or an Affiliate or an individual who is a partner in the Employer or an Affiliate and who has Earned Income from the Employer or Affiliate, or would have Earned Income if the Employer or Affiliate had a profit. The term "Self-Employed" shall include any individual who has been a Self-Employed individual during any prior Fiscal Year.

3.62 Shareholder Employee

      "Shareholder Employee" shall mean an Employee or officer who owns, or is considered to own within the meaning of Section 318(a)(1) of the Code, on any day during the Fiscal Year, more than 5 percent of the outstanding stock of the Employer for any Fiscal Year in which the Employer is an electing small business (Subchapter S) corporation.

3.63 Sponsor

      "Sponsor" shall mean the entity identified in the Adoption Agreement as the Sponsor.

3.64 Trustee

      "Trustee" shall mean the corporate or individual Trustee or Trustees who have executed this Plan and any successor Trustees duly appointed as provided herein.

3.65 Vested Interest, Vesting or Vested

      "Vested Interest," "Vesting" or "Vested" shall mean a right to a Participant's Account which is nonforfeitable.

3.66 Year of Participation

      "Year of Participation" shall mean a Plan Year during which a Participant completes more than 1,000 Hours of Service unless the Plan is top-heavy.

3.67 Year of Service

      "Year of Service" shall mean a Computation Year in which an Employee has 1,000 or more Hours of Service.

      A Participant's years of Credited Benefit Service shall mean (subject to any maximum limitation on the number of years of Credited Benefit Service specified in the Adoption Agreement) the sum of: (1) the Participant's years of participation pursuant to Article V of the Plan, and (2) other years with the Employer specified in the Adoption Agreement taken into account under the Plan benefit formula.

ARTICLE IV Funding

4.1 Employer Contributions

      The Employer intends to make contributions to the Trust Fund in an amount necessary to provide the benefits accrued under the Plan. The Plan Administrator shall engage an enrolled Actuary to compute the amounts necessary to provide the benefits to which participants are entitled under the Plan.

      The Employer reserves the right to reduce, suspend or discontinue its contributions under the Plan for any reason at any time.

4.2 Participant Contributions

      Beginning with the Plan Year in which this Plan is adopted by the Employer, this Plan will no longer accept employee contributions which are allocated to a separate account.

      Employee contributions for Plan Years beginning after December 31,1986, will be limited so as to meet the nondiscrimination test of section 401(m).

      Employee voluntary contributions (as adjusted for investment experience) shall be nonforfeitable at all times.

      A separate account shall be maintained for the nondeductible voluntary Employee contributions of each Participant. The assets of the Plan will be valued annually at fair market value as of the last day of the Plan Year. On such date, the earnings and losses of the Plan attributable to the accumulated nondeductible voluntary employee contributions will be allocated to each Participants nondeductible voluntary contributions account in the ratio that such account balance bears to all such account balances.

      The Plan Administrator will not accept deductible Employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The assets of the Plan will be valued annually at fair market value as of the last day of the Plan Year. On such date, the earnings and losses of the Plan attributable to the accumulated deductible voluntary contribution will be allocated to each Participants deductible voluntary contributions account in the ratio that such account balance bears to all such account balances. No part of the deductible voluntary contribution account will be used to purchase life insurance. Subject to Article VIII Joint and Survivor Annuity requirements (if applicable), the Participant may withdraw any part of the deductible voluntary contribution account by making a written application to the Plan Administrator.

4.3   Transfers/Rollovers from Qualified Plans

      (a) If specified in the Adoption Agreement and with the consent of the Plan Administrator, amounts may be transferred/rolled from other qualified plans, including amounts derived from Employee contributions as defined in Section 4.2, provided that the trust from which such funds are transferred/rolled permits the transfer to be made and, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or Fund or create adverse tax consequences for the Employer. The amounts transferred/rolled shall be set up in a separate account herein referred to as a "Rollover Account". Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

      (b) Amounts in a Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan, and such amounts shall not be subject to forfeiture for any reason and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraph (c) of this Section.

      (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the Rollover Account shall be used to provide additional benefits to the Participant pursuant to Article VI.

      (d) The Accrued Benefit under this Section shall be the balance of the Rollover Account as of any applicable date. Unless the Plan Administrator directs that the Rollover Account be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, other short-term debt security acceptable to the Trustee, or in a single premium deferred annuity, it shall be invested as part of the general Fund and shall share in any income earned thereon, any investment gains and losses attributable thereto, less any expenses, pursuant to the terms of this Agreement.

      (e) The Plan Administrator may direct that Employee transfers/rollovers made after the first month of the Plan Year pursuant to this Section be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, annuities, or other short term debt security acceptable to the Trustee until the first day of the following Plan Year (or the first day following any interim "valuation" date), at which time they shall be invested as determined by the Plan Administrator pursuant to (f) below.

      (f) Unless the Plan Administrator directs that the Rollover Account be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, annuities, or other short term debt security acceptable to the Trustee, it shall be invested as part of the general Fund and share in earnings and losses. Except, however, deposits into the general Fund after the first month of the Plan Year shall not share in earnings or losses for such year, unless an interim valuation has been performed.

      (g) For purposes of this Section the term "amounts transferred/rolled from another qualified plan" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) lump sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are rolled over by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts rolled over to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (a) were previously distributed to the Employee by another qualified plan as a lump sum distribution (B) were eligible for tax free rollover to a qualified corporate or noncorporate plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred/rolled by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers/rollovers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred/rolled meet the requirements of this Section.

      (h) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Section 401(a) of the Code.

ARTICLE V Eligibility

5.1 Initial Eligibility

      An Employee shall begin participation in the Plan based upon meeting the eligibility requirements (age and/or Years of Service) elected in the Adoption Agreement. An Employee who meets the eligibility requirements but terminates employment prior to entering the plan shall not enter the plan. The Plan shall have the entry date(s) listed in the Adoption Agreement.

5.2 Special Participation Rules for Certain Employees

      A Participant who terminates employment with the Employer or an Affiliate and later returns shall participate in the plan immediately on the date he/she returns.

      An Employee who has satisfied the requirements of Section 5.1 and who terminates employment with the Employer or an Affiliate before becoming a Participant shall become a Participant:

      (a) Immediately if the Employee returns to employment with the Employer or an Affiliate after the entry date on which he/she would have become a Participant if he/she had not terminated employment; or

      (b) On the entry date on which he/she would have become a Participant if he/she had not terminated employment if he/she returns to employment with the Employer or an Affiliate before that date.

      An Employee who was not previously a member of an eligible class of Employees and later becomes a member of an eligible class shall become a Participant immediately if he/she would already be a Participant ad he/she not failed to be a member of an eligible class of Employees.

      In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate such Employee will participate immediately upon returning to an eligible class of Employees.

5.3  Members of a Collective Bargaining Group

      Notwithstanding the other provisions of this Article V, an Employee who is in a unit of Employees covered under collective bargaining agreement between the Employer or Affiliate (or its representatives) and Employee representatives shall not be eligible to participate in the Plan unless such collective bargaining agreement specifically provides for the Employee's participation in the Plan. This section shall only apply if retirement benefits were the subject of good faith bargaining and if 2 percent or less of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the regulations.

      For purposes of this section, the Term "Employee representatives" does not include any organization if more than half of its members are Employees who are owners, officers or executives of the Employer or an Affiliate.

5.4  Nonresident Aliens

      Employees who are Nonresident Aliens (within the meaning of IRC section 7701 (b)(1)(B)) with no earned income (within the meaning of IRC 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of IRC 861 (a)(3)) shall not be eligible to participate in the Plan.

5.5  Special Rule for Owner-Employees

      If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades and businesses must, when aggregated as a single plan, satisfy Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

      If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a Plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

      If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

      For purposes of this section, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

      (a)   Own the entire interest in an unincorporated trade or business, or

      (b) In the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

      For purposes of this section, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the receding sentence.

5.6 Computing Years and Months of Service for Eligibility

A "Year of Service" for purposes of determining eligibility shall be defined as a Computation Year in which 1 Employee has 1,000 or more Hours of Service.

5.7 Administrative Requirements

      As a condition of participation in the Plan, the Employer may require an Employee to furnish such information may be reasonably required by the Employer, Trustee or Custodian for the maintenance of records and proper Plan administration.

5.8 Service With a Predecessor Employer

      If the Employer maintains the plan of a predecessor Employer, service with such predecessor Employer shall be treated as service for the Employer, as required by IRC Section 414(a).

ARTICLE VI Benefits

6.1 Normal Retirement Benefits

      The Normal Retirement Benefit payable under the Plan shall be the benefit described in the Adoption agreement. All Participants who complete 1,000 Hours of Service, but terminate employment before the end the year must accrue a benefit under the plan. The Normal Retirement Benefit for a Participant shall be a monthly pension commencing on his/her Normal Retirement Date and continuing for the period selected in the Adoption Agreement or the Actuarial Equivalent of such benefit if the Participant chooses an available alternative benefit as provided in Article VIII. The Normal Retirement Date is specified in the Adoption Agreement and is tied to the Normal Retirement Age specified in the Adoption Agreement.

6.2 Commencement of Benefits

      Benefits will be paid only on death, disability, plan termination, at normal retirement age or upon termination employment.

      Unless the Participant elects otherwise, in writing, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

      (a) The Participant attains age 65 (or Normal Retirement Age, if earlier);

      (b) Occurs the tenth anniversary of the year in which the Participant commenced participation in the plan; or

      (c)   The participant terminates service with the Employer.

      Notwithstanding the foregoing, the failure of a participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 8.2.1 of the plan, shall be deemed to be an election to defer-commencement of payment of any benefit sufficient to satisfy this section. In any event, benefits will commence no later than the first day of April following the calendar year in which such Participant attains age 70 1/2 as provided in Article XII.

6.3 Late Retirement Benefit

      A Participant may choose to delay retirement and continue employment beyond his/her Normal Retirement Date. This shall be referred to as Late Retirement. If a Participant elects Late Retirement, he/she shall be entitled to receive a monthly pension commencing the first or last day of the calendar month coincident with or next following his/her last day of employment. The payments shall continue for the period selected as the Normal Retirement Benefit in the Adoption Agreement or Actuarial Equivalent of such benefit if the Participant chooses an available alternative benefit as provided in Article VIII.

      The amount of such monthly pension shall equal the Normal Retirement Benefit determined as of his/her Normal Retirement Date actuarially increased to reflect actual retirement age or benefits determined by continuing accruals to the Participant as provided by the Plan, after his/her Normal Retirement Date if that would create a greater benefit.

6.4 Suspension of Benefits

      Pursuant to the election by the Employer on the Adoption Agreement, once payment of benefits to a participant has begun either (a) or (b) below will apply.

      (a) The payments continue even if the Participant should later become reemployed with the Employer or any Affiliate; or

      (b) Normal or early Retirement Benefits will be suspended for each calendar month during which the Employee completes at least 40 Hours of Service with the Employer in section 203 (a)(3)(B) service.

Consequently, the amount of benefits which are paid later than Normal Retirement Age will be computed as if the Employee had been receiving benefits since Normal Retirement Age.

      (1) Resumption of payment. If benefit payments have been suspended payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed in section 203(a)(3)(B) service. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of section 203(a)(3)(B) service and the resumption of payments.

      (2) Notification. No payment shall be withheld by the Plan pursuant to this section unless the Plan notifies the Employee by personal delivery or first class mail during the first calendar month or payroll period in which the plan withholds payments that his or her benefits are suspended. Such notifications shall contain a description of the specific reasons why benefit payments are being suspended, a description of the plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in section 2530.203-3 of the Code of Federal Regulations.

      In addition, the notice shall inform the Employee of the Plan's procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure adopted by the Plan pursuant to section 503 of ERISA and applicable regulations.

      (3)   Amount suspended.

            a) Life Annuity. In the case of benefits payable periodically on a monthly basis for as long as a life (or lives) continues, such as a straight Life Annuity or a Qualified Joint and Survivor Annuity, an amount equal to the portion of a monthly benefit payment derived from Employer contributions.

            b) Other benefit forms. In the case of a benefit payable in a form other than the form described in subsection (a) above, an amount of the Employer-provided portion of benefit payments for a calendar month in which the Employee is employed in section 203(a)(3)(B) service, equal to the lesser of

                  (i) The amount of benefits which would have been payable to the Employee if he had been receiving monthly benefits under the Plan since actual retirement based on a straight Life Annuity commencing at actual retirement age; or

                  (ii) The actual amount paid or scheduled to be paid to the Employee for such month. Payments which are scheduled to be paid less frequently than monthly may be converted to monthly payments for purposes of the above sentence.

            c) This section does not apply to the minimum benefit to which the Participant is entitled under the top-heavy rules of
                  Article 13.

6.5 Top-Heavy Requirements

      In the event this plan becomes Top-Heavy, the minimum benefit provisions of Section 13.2 shall apply.

6.6  Benefit Limitations (Plan Termination)

      In the event of plan termination, the benefit of any Highly Compensated active or former Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4).

      (a) For plan years beginning on or after January 1,1994, benefits distributed to any of the 25 most Highly Compensated active and former Highly Compensated Employees with the greatest compensation in the current or any prior year are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a straight Life Annuity that is the actuarial equivalent of the sum of the Employee's Accrued Benefit and the Employee's other benefits under the Plan (other than a social security supplement, within the meaning of section 1.411(a)-7(c)(4)(ii) of the Income Tax Regulations), and the amount the Employee is entitled to receive under a social security supplement. The preceding paragraph shall not apply if: (a) after payment of the benefit to an Employee described in the preceding paragraph, the value of plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Section 412(1)(7) of the Code, (b) the value of the benefits for an Employee described above is less than 1 percent of the value of current liabilities before distribution, or (c) the value of benefits payable under the Plan to an Employee described above does not exceed $3,500. For purposes of this section, benefit includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.

      (b) For plan years beginning before January 1,1994, employer contributions on behalf of any of the 25 highest paid Employees at the time the plan is established and whose anticipated annual benefit exceeds $1,500 will be restricted as provided in paragraph
            (c) upon the occurrence of the following conditions:

            (1) The plan is terminated within 10 years after its establishment,

            (2) The benefits plan of such highest paid Employee become payable within 10 years after the establishment of the plan, or

            (3) If Section 412 of the Code (without regard to Section 412(h)(2)) does not apply to this plan, the benefits of such Employee become payable after the plan has been in effect for 10 years, and the full current costs of the plan for the first 10 years have not been funded.

      (c) Employer contributions which may be used for the benefit of an Employee described in paragraph (b) shall not exceed the greater of $20,000, or 20 percent of the first $50,000 of the Employee's Compensation multiplied by the number of years between the date of the establishment of the plan and:

            (1)   If (b)(1) applies, the date of the termination of the plan,

            (2)   If (b)(2) applies, the date of the benefits become payable, or

            (3) If (b)(3) applies, the date of the failure to meet the full current costs.

      (d) If the plan is amended so as to increase the benefit actually payable in the event of the subsequent termination of the plan, or the subsequent discontinuance of contributions thereunder, then the provisions of the above paragraphs shall be applied to the plan as so changed as if it were a new plan established on the date of the change. The original group of 25 Employees (as described in (b) above) will continue to have the limitations in (c) apply as if the plan had not been changed. The restrictions relating to the change of plan should apply to benefits or funds for each of the 25 highest paid Employees on the Effective Date of the change except that such restrictions need not apply with respect to any Employee in this group for whom the normal annual pension or annuity provided by Employer contributions prior to that date and during the ensuing ten years, based on his rate of Compensation on that date, could not exceed $1,500. The Employer contributions which may be used for the benefit of the new group of 25 Employees will be limited to the greater of:

            (1) The Employer contributions (or funds attributable thereto) which would have been applied to provide the benefits for the Employee if the previous plan had been continued without change;

            (2)   $20,000; or

            (3) The sum of (i) the Employer contributions (or funds attributable thereto) which would have been applied to provide benefits for the Employee under the previous plan if it had been terminated the day before the Effective Date of change, and (ii) an amount computed by multiplying the number of years for which the current costs of the plan after that date are met by: (A) 20 percent of his annual Compensation, or (B) $10,000, whichever is smaller.

      (e) Notwithstanding the above limitations, the following limitations will apply if they would result in a greater amount of Employer contributions to be used for the benefit of the restricted Employee:

            (1) In the case of a substantial owner (as defined in Section 4022(b)(5) of ERISA), a dollar amount which equals the present value of the benefit that would be guaranteed for such Employee under Section 4022 of ERISA, or if the Plan has not terminated, the present value of the benefit that would be guaranteed if the plan terminated on the date the benefit commences, determined in accordance with the regulations of the Pension Benefit Guaranty Corporation (PBGC); and

            (2) In the case of the other restricted Employees, a dollar amount which equals the present value of the maximum benefit described in Section 4022(b)(3)(B) of the ERISA (determined on the earlier of the date the plan terminates or the date benefits commence, and determined in accordance with regulations of PBGC) without regard to any other limitations in Section 4022 of ERISA.

6.7 Minimum Benefits

      The Normal Retirement Benefit of each Participant shall not be less than the largest periodic benefit that could have been payable to the Participant upon separation from service at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the Normal Retirement Benefit. For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments.

      If so elected in the Adoption Agreement, the Participant shall also have a right to receive a minimum monthly dollar amount as a Normal or Late Retirement Benefit if this minimum would exceed the amount of the benefit otherwise payable under this Plan.

6.8  Pre-ERISA Accruals

      For Plan Years beginning before Section 411 of the Internal Revenue Code is applicable hereto, the participant's Accrued Benefit shall be the greater of that provided by the plan, or one-half of the benefit which could have accrued had the provisions of this Article VI been in effect. In the event the Accrued Benefit as of the Effective Date of Section 411 of the Code is less than that provided by Article VI such difference shall be accrued in accordance with
Article VI.

6.9  Maximum Rates of Integration

      The provisions of Section 6.9 shall apply with respect to plan years and benefits attributable to plan years beginning after December 31, 1988.

6.9.1 Maximum Excess Allowance

      If an integrated Unit Benefit formula has been elected in the Adoption Agreement, the maximum excess allowance is the lesser of the Base Benefit Percentage or .75 percent times Years of Credited Benefit Service up to 35 years. If the normal form of benefit is something other than a straight Life Annuity or the Participant begins receiving benefits before his or her social security retirement age, the .75 percent must be reduced to the percentage listed in Table 1, 2, or 3 as applicable. However, the maximum number of years of Credited Benefit Service taken into account for the purposes of determining the Excess Benefit Percentage and the Base Benefit Percentage shall be equal to 35.

      If a Participant's Accrued Benefit is adjusted in accordance with Section
1.3 of the Adoption Agreement, then, with respect to benefits accruing during Plan Years beginning after the latest Fresh Start Date, each Participant will accrue a benefit of not less than .5 percent of the Participant's total Average Annual Compensation times years of Credited Benefit Service after the latest Fresh Start Date.

      If an integrated Fixed Benefit formula is chosen, the Maximum Excess Allowance shall not exceed .75 percent times the number of years of Credited Benefit Service needed to receive the maximum benefit up to a maximum of 35 years. If the Normal Form of Benefit is something other than a straight Life Annuity or if the participant begins receiving benefits before his or her social security retirement age, the .75 percent must be reduced to the amounts listed in Table 1 2, or 3 as applicable.

      For Participants who are projected to have earned less than 35 years of Credited Benefit Service as of the end of the Plan Year in which they attain Normal Retirement Age, the Base Benefit Percentage and the Excess

Benefit Percentage will be reduced by multiplying them by a fraction, the numerator of which is the number of years of Credited Benefit Service the Participant is projected to have earned as of the end of the Plan Year in which the Participant attains Normal Retirement Age, and the denominator of which is 35.

      The Accrued Benefit will be determined under the fractional method in
Section 3.1 of this Plan.

      If a Participant's Accrued Benefit is adjusted in accordance with section
1.3 of the Adoption Agreement, then, with respect to benefits accruing during Plan Years beginning after the latest Fresh Start Date, each participant will accrue a benefit of not less than 25 percent of the Participant's total Average Annual Compensation. If an Employee has less than 50 years of Credited Benefit Service with the Employer, then such minimum percentage will be reduced by multiplying it by the following factor:

        Participant's years of Credited Benefit Service after the latest
                                Fresh Start Date
        ----------------------------------------------------------------
                                       50

      Overall permitted disparity limit: For any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension maintained by the Employer that provides for permitted disparity (or imputes permitted disparity), the benefit for each Participant under this Plan will be equal to the Base Benefit Percentage times the Participant's Average Annual Compensation. For Participants who are projected to have earned less than 35 years of Credited Benefit Service under this Plan as of the end of the Plan Year in which they attain Normal Retirement Age, (or current age, if later), the percentage in the preceding sentence will be multiplied by a fraction (not more than one), the numerator of which is the number of the Participants years of Credited Benefit Service the Participant is projected to have earned under this Plan as of the end of the Plan Year in which the Participant attains Normal Retirement Age (or current age, if later), and the denominator of which is 35. If this paragraph is applicable, this Plan will have a Fresh-Start Date on the last day of the Plan Year preceding the Plan Year in which this paragraph is first applicable. In addition, if in any Subsequent Plan Year this plan no longer benefits any Participant who also benefits under another qualified an or simplified employee pension maintained by the Employer that provides for permitted disparity (or imputes permitted disparity), this Plan will have a Fresh-Start Date on the last day of the Plan Year preceding the Plan Year in which this paragraph is no longer applicable. For purposes of determining the Participants overall permitted disparity limit, all years ending in the same calendar year are treated as the same year.

6.9.2 Adjustments for Benefits Beginning in Midyear

      If benefit payments commence in a month other than the month in which the Participant attains the age specified in the foregoing tables, the early retirement factor shall be determined by straight line interpolation in the applicable tables below. If a benefit is distributed in a form other than a nondecreasing annuity payable for a period not less than the life of a Participant (or in the case of a qualified preretirement survivor annuity the of the surviving spouse), the amount of such benefit will be determined in accordance with section 8.8 of the plan.

6.9.3 Benefits Beginning Before Age 55

      If benefit payments begin before the first day of the month in which the Participant attains age 55, the early retirement factor shall be the Actuarial Equivalent of the early retirement factor contained in the applicable table above for a benefit commencing in the month in which the participant attains age 55.

6.9.4 Adjustment to Disability Benefits

      An unreduced disability benefit, other than a qualified disability benefit, commencing before Normal Retirement Age will be treated as a benefit subject to the limitations of this section. A disability benefit is a qualified disability benefit only if the benefit: (i) is payable under the plan solely on account of a Participant's disability, as determined by the Social Security Administration, (ii) terminates no later than the Participant's social security retirement age, (iii) is not in excess of the amount of the benefit that would be payable if the participant had separated from service at Normal Retirement Age, and (iv) upon attainment of early or Normal Retirement Age, the Participant receives a benefit that satisfies the accrual and vesting rules of Section 411 and the regulations thereunder) without taking into account the disability benefits made up to that age.

6.9.5 Retroactive Limitation on Plans Which Offset A Benefit Against Pia prior to 1989.

      The following limitation applies for Plan Years beginning after May 27, 1986 (or, in the case of a plan in existence on May 27, 1986, for plan years beginning after December 31, 1986) and before January 1, 1989.

      (1) The amount of the offset shall not exceed the maximum offset otherwise allowable prior to Plan Years beginning in 1989 multiplied by a fraction (not to exceed 1):

               Actual years of service at retirement or severance
            --------------------------------------------------------
            Total years of service at social security retirement age

      (2) The amount of the offset shall not exceed the maximum offset otherwise allowable prior to Plan Years beginning in 1989 (determined in accordance with paragraph (1), if applicable, reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which the starting date of such benefit precedes the social security retirement age of the Participant, and reduced actuarially for each additional year thereafter.

            The service adjustment under paragraph (1) is required only if the plan (before amendment) assumed that the Participant would continue to receive, after retirement or severance, income which would be treated as wages for purposes of the Social Security Act.

6.9.6 Definitions

      For purposes of this section 6.9, the following definitions apply:

      (a) Employer derived Accrued Benefit. For purposes of this section, the Employer derived accrued retirement benefit as of a Plan Year is the Participant's accrued retirement benefit under the plan (determined on an actual basis and not a projected basis) attributable to Employer contributions under the Plan.

      (b) Social security retirement age. Social security retirement age means age 65 if the Participant attains age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 if the Participant attains age 62 after December 31, 1999, but before January 1, 2017), (i.e., born after December 31, 1937, but before January 1, 1955 and age 67 if the Participant attains age 62 after December 31, 2016 (i.e., born after December 31, 1954).

--------------------------------------------------------------------------------
                                    TABLE 1
--------------------------------------------------------------------------------
                        SOCIAL SECURITY RETIREMENT AGE 67
                         AGE AT WHICH BENEFITS COMMENCE
--------------------------------------------------------------------------------

Normal Form of
  Benefit          Adjustment   67       66        65       64       63       62       61       60       59        58       57
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity          1.0000  0.750000 0.70000   0.65000  0.60000  0.55000  0.50000  0.47500  0.45000  0.42500   0.40000  0.37500
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  5 Year Certain      0.970   0.72750  0.67900   0.63050  0.58200  0.53350  0.48500  0.46075  0.43650  0.41225   0.38800  0.36375
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  10 Year Certain     0.91    0.6825   0.637     0.5915   0.819    0.5005   0.455    0.43225  0.4095   0.38675   0.364    0.34125
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  15 Year Certain     0.84    0.63     0.588     0.546    0.504    0.462    0.42     0.399    0.378    0.357     0.336    0.315
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  20 Year Certain     0.78    0.585     0.546    0.507    0.468    0.429    0.39     0.3705   0.351    0.3315    0.312    0.2925
----------------------------------------------------------------------------------------------------------------------------------

Normal Form of
  Benefit              56        55
--------------------------------------
Life Annuity         0.34400   0.31600
--------------------------------------
Life Annuity
  5 Year Certain     0.33368   0.30652
--------------------------------------
Life Annuity
  10 Year Certain    0.3130.4  0.28756
--------------------------------------
Life Annuity
  15 Year Certain    0.28896   0.26544
--------------------------------------
Life Annuity
  20 Year Certain    0.26832   0.24648
--------------------------------------

--------------------------------------------------------------------------------
                                    TABLE 2
--------------------------------------------------------------------------------
                        SOCIAL SECURITY RETIREMENT AGE 66
                         AGE AT WHICH BENEFITS COMMENCE
--------------------------------------------------------------------------------

Normal Form of
  Benefit      Adjustment   66       65       64       63       62       61       60       59       58       57       56       55
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity       1.000  0.75000  0.70000  0.65000  0.60000  0.55000  0.50000  0.47500  0.45000  0.42500  0.40000  0.37500  0.34400
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  5 Year Certain   0.970  0.72750  0.67900  0.53350  0.58200  0.48500  0.48500  0.46075  0.43650  0.41225  0.38800  0.36375  0.33368
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  10 Year Certain  0.91   0.6825   0.637    0.5915   0.819    0.5005   0.455    0.43225  0.4095   0.38675  0.364    0.34125  0.31304
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  15 Year Certain  0.84   0.63     0.588    0.546    0.504    0.462    0.42     0.399    0.378    0.357    0.336    0.315    0.28896
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  20 Year Certain  0.78   0.585    0.546    0.507    0.468    0.429    0.39     0.3705   0.351    0.3315   0.312    0.2925   0.26832
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    TABLE 3
--------------------------------------------------------------------------------
                        SOCIAL SECURITY RETIREMENT AGE 65
                         AGE AT WHICH BENEFITS COMMENCE
--------------------------------------------------------------------------------

Normal Form of
  Benefit          Adjustment    65       64       63       62       61       60       59       58       57       56       55
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity          1.000    0.75000  0.70000  0.65000  0.60000  0.55000  0.50000  0.47500  0.45000  0.42500  0.40000  0.37500
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  5 Year Certain      0.970    0.72750  0.67900  0.63050  0.58200  0.53350  0.48500  0.46075  0.43650  0.41225  0.38800  0.36375
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  l0 Year Certain     0.91     0.6825   0.637    0.5915   0.819    0.5005   0.455    0.43225  0.4095   0.38675  0.364    0.34125
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  15 Year Certain     0.84     0.63     0.588    0.546    0.504    0.462    0.42     0.399    0.378    0.357    0.336    0.315
----------------------------------------------------------------------------------------------------------------------------------
Life Annuity
  20 Year Certain     0.78     0.585    0.546    0.507    0.468    0.429    0.39     0.3705   0.351    0.3315   0.312    0.2925
----------------------------------------------------------------------------------------------------------------------------------

ARTICLE VII Early Retirement, Termination of Employment and Disability

7.1 Early Retirement Benefits

      If the Employer so elects in the Adoption Agreement, the Participant may elect to retire before his/her Normal Retirement Date after completion of the requirements set forth in the Adoption Agreement.

      If a Participant separated from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

      The monthly benefit payable at Early Retirement shall be equal to the Accrued Benefit adjusted as stated in the Adoption Agreement.

      If an actuarial reduction has been elected or if the plan is integrated with social security benefits, the benefits reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which the starting ate of such benefit precedes age 65 and reduced actuarially for each additional year thereafter.

7.2  Termination of Employment

      If a Participant should terminate employment for a reason other than death, normal retirement or early retirement (if the Employer has selected that option in the Adoption Agreement), the Participant shall have a right to receive his/her Vested Accrued Benefit in the following manner:

      (a) If the Actuarial Equivalent Lump Sum Value of the Participant's Vested Accrued Benefit is equal to $3,500 or less, distribution shall be made to the Participant in the form of a lump sum pursuant to Section 8.1.

      (b) If the provisions of paragraph (a) above do not apply, the Participant may begin receiving payments on the first or last day (per the Adoption Agreement) of the month coincident with or following his/her Normal Retirement Date. The amount of these payments shall be determined in accordance with Article VI. As an alternative to receiving payments on or after his/her Normal Retirement Date, the Participant may elect to receive benefits under the Early Retirement provisions of the Plan (if this option has been selected by the Employer in the Adoption Agreement.)

7.3  Disability

      Any Participant who terminates employment due to Disability shall receive the same benefit payable in the same manner as he/she would have received if he/she had terminated employment prior to the Normal

Retirement Date (unless continued accruals have been elected in the Adoption Agreement) except that upon termination of employment due to Disability all of a Participant's Accrued Benefits shall become fully Vested as provided in Section 11.1.

ARTICLE VIII Forms of Benefit Available

8.1 Lump-Sum Payments

      Notwithstanding other provisions of this Article, the Vested portion of a Participant's benefit shall be paid in lump sum and the nonvested portion forfeited if the present value of the Participant's Vested Accrued Benefit does not exceed $3,500. However, no distribution shall be made pursuant to the preceding sentence after the last day of the first period for which an amount is received as an annuity unless the Employee and his/her spouse consent in writing to such distribution.

      For purposes of this section, if the present value of an Employee's Vested Accrued Benefit is zero, the employee shall be deemed to have received a distribution of such Vested Accrued Benefit.

      If an Employee terminates service, and the present value of the Employee's Vested Accrued Benefit derived from Employer and Employee contributions exceed $3,500, the Employee may elect, if the Employer has so elected in the Adoption Agreement, to receive a distribution of the present value of the entire Vested portion of such Accrued Benefit and the nonvested portion will be treated as a forfeiture.

      A Participant's Vested Accrued Benefit shall not include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code for plan years beginning prior to January 1, 1989.

      For the purpose of the foregoing provisions, present value shall be calculated using the interest rate specified Section 3.2 of the plan. If an Employee receives a distribution pursuant to this section and the Employee resumes covered employment under the Plan, he or she shall have the right to restore his or her employer-derived Accrued Benefit (including all optional forms of benefits and subsidies relating to such benefits) to the extent forfeited upon the repayment to the Plan of the full amount of the distribution plus interest, compounded annually from the date of distribution at the rate determined for purposes of Section 411 (c) (2) of the Code. Such repayment must be made before the earlier of five years after the first date on which the participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive 1-year Breaks In Service following the date of distribution. If an Employee is deemed to receive a distribution pursuant to this section, and the Employee resumes employment covered under this Plan before the date the Participant occurs 5 consecutive 1-year Breaks In Service, upon the reemployment of such Employee, the Employer-derived Accrued Benefit will be restored to the amount on the date of such deemed distribution.

8.2 Restrictions on Immediate Distributions

8.2.1 If the present value of a participant's vested accrued benefit derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Accrued Benefit is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such Accrued Benefit. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Accrued Benefit is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

      Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in one form of a Qualified Joint and Survivor Annuity while the Accrued Benefit is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

      Present value shall be determined in accordance with Section 8.4 of the plan.

      An accrued benefit is immediately distributable if any part of the accrued benefit could be distributed to the participant (or surviving spouse) before the participant attains (or would have attained if not deceased) the later of normal retirement age or age 62.

8.2.2 For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first plan year beginning after December31, 1988, the participant's vested accrued benefit shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

8.3 Normal Form of Benefit

      The Normal Form of Benefit under the Plan is the benefit elected in the Adoption Agreement.

8.4 Actuarial Equivalence

      The present value of any benefit under the terms of this plan will be the Actuarial Equivalent of the Normal Form of Benefit.

8.5  Qualified Joint and Survivor Annuity

      If a Participant has completed at least one Hour of Service on or after August 23, 1984 and unless an optional form of benefit is selected pursuant to a qualified election (as described in Section 8.7 within a 90-day period ending on the Annuity Starting Date), a married Participant's Vested Accrued Benefit will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Accrued Benefit will be paid in the form of an immediate Life Annuity. The Participant may elect to have such annuity distributed upon attainment the earliest retirement age under the Plan. The earliest retirement age shall be the earliest date on which the participant could elect to receive retirement benefits. This section and sections 8.6 and 8.7 shall also apply to participants as provided in the Transitional Rules Section 9.2.1.

8.6 Notice Requirements

      When the rules of Section 8.5 apply, the Plan Administrator shall provide each Participant no less than 30 days and no more than 90 days prior to the Annuity Starting Date a written explanation of: (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the Participant's right to make and the effect of an action to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Participant's spouse; the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and survivor Annuity; and (5) the relative values of the various optional forms of benefit under the Plan.

      If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(a) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b) The Participant, after receiving the notice, affirmatively elects a distribution.

8.7  Election Procedures

      If Section 8.5 applies, an election to receive a form of benefit other than the Qualified Joint and Survivor annuity described in Section 8.5 must be accomplished by a waiver of the Qualified Joint and Survivor form of benefit. Any waiver of a qualified joint and survivor annuity shall not be effective unless: (a) the participant's spouse consents in writing to the election; (b) the election designates a specific alternative beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent or the spouse expressly permits designations by the participant without any further spousal consent; (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a participant's waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent). If it is established to the satisfaction of a plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified selection.

      Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a participant without the consent of the spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the participant has received notice as provided in Section 8.6 above.

8.8  Optional Modes of Distribution

      Instead of having benefits paid in the form of a Qualified Joint and Survivor Annuity, a Participant may elect, in the manner described in Section
8.7 to have his/her benefit paid as elected in the Adoption Agreement from one of the following optional benefit modes and the additional options specified in the addendum to the Adoption Agreement (if any) which shall be the Actuarial Equivalent of the Normal Benefit Form:

      (a) A single Life Annuity commencing on the Participant's Annuity Starting Date and terminating on the first day of the month of the Participant's death.

      (b)   The Normal Benefit (as elected in the Adoption Agreement)

      (c)   A Life Annuity with a period certain (5, 10, 15 or 20 years)

      (d)   A joint and 50 percent survivor annuity

      (e)   A joint and 100 percent survivor annuity

      (f)   A joint and 75 percent survivor annuity

      (g) A series of payments over a period of years not to extend beyond the life expectancy of the Participant and a designated Beneficiary.

      (h) A lump sum (if this form of benefit was elected as an option in the Adoption Agreement).

      (i)   Any additional forms included in the Adoption Agreement.

8.9 Commencement of Benefits

      Benefits under any normal or optional mode of payment shall commence as described in Section 6.2.

8.10 Minimum Amounts to be Distributed

      If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the amount determined under Article XII.

8.11 Direct Rollovers

8.11.1 This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

8.11.2 Definitions

(a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401
      (a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

(b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
      Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE IX Death Benefits

9.1 Availability of Qualified Preretirement Survivor Annuity

      The provisions of Sections 9.3 and 9.4 shall be applicable to any benefits payable under this Plan on account of the death of a Participant who has at least one Hour of Service on or after August 23, 1984. Certain other participants also have the option to receive benefits under Sections 9.3 and
9.4. These Participants are described in Section 9.2.

9.2  Transitional Rules

9.2.1 Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the Sections 8.5,
      9.3 and 9.4 must be given the opportunity to elect to have those Sections apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten years of Vesting service when he or she separated from service.

9.2.2 Any living Participant not receiving benefits on August 23,1984, who was credited with at least one Hour of Service under this plan or a predecessor plan on or after September 2,1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 9.2.4 of this article.

9.2.3 The respective opportunities to elect (as described in Sections 9.2.1 and 9.2.2 above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

9.2.4 Any Participant who has elected pursuant to Section 9.2.2 of this article and any Participant who does not elect under Section 9.2.1 or who meets the requirements of Section 9.2.1 except that such Participant does not have at least ten years of Vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a Life Annuity:

      (a) Automatic Joint and Survivor Annuity. If benefits in the form of a Life Annuity become payable to a married Participant who:

            (1) Begins to receive payments under the plan on or after Normal Retirement Age; or

            (2) Dies on or after Normal Retirement Age while still working for the Employer; or

            (3) Begins to receive payments on or after the qualified early retirement age; or

            (4) Separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

      (b) Election of early survivor annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death.

            Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of

            (1) The 90th day before the Participant attains the qualified early retirement age, or

            (2) The date on which participation begins, and ends on the date the Participant terminates employment.

      (c)   For purposes of this Section 9.2.4

            (1) Qualified early retirement age is the latest of:

                  (ii) The earliest date, under the plan, on which the Participant may elect to receive retirement benefits,

                  (ii) The first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

                  (iii) The date the Participant begins participation.

            (2) Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the spouse as described in Section 8.5.

9.3 Qualified Preretirement Survivor Annuity

      For Participants described in Section 9.1, benefits payable under this Plan on account of death of a participant shall be paid to the Participant's surviving Spouse, unless a Beneficiary other than the Participant's spouse is named as provided in Section 9.6. If benefits are paid to the Participant's surviving Spouse, under this section, the benefits shall be paid in the form of a Qualified Preretirement Survivor Annuity unless another mode of distribution is elected as provided in Section 9.6.

      Unless an optional form of benefit is chosen (pursuant to Section 9.6), if a Participant dies after the earliest retirement age, the Participant's surviving spouse (if any) will receive the same benefit that would be payable if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Participant's date of death. The surviving spouse may elect to commence payment under such annuity within reasonable period after the Participant's death. The actuarial value of benefits which commence later than the date on which payments would have been made to the surviving spouse under a Qualified Joint and Survivor Annuity in accordance with this provision shall be adjusted to reflect the delayed payment.

      Unless an optional form of benefit is chosen as provided in Section 9.6, if a Participant dies on or before the earliest retirement age, the Participant's surviving spouse (if any) will receive the same benefit that would have been payable if the Participant had:

      (a) Separated from service on the date of death (or date of separation from service, if earlier),

      (b)   Survived to the earliest retirement age

      (c) Retired with an immediate Qualified Joint and Survivor Annuity at the earliest retirement age, and

      (d)   Died on the day after the earliest retirement age.

      If a Participant dies on or before the earliest retirement age, a surviving spouse will begin to receive payments the earliest retirement age. Benefits commencing after the earliest retirement age will be the Actuarial Equivalent of the benefit to which the surviving spouse would have been entitled if benefits had commenced on the earliest retirement age under an immediate Qualified Joint and Survivor Annuity in accordance with Section 8.5.

      For purposes of this section, "earliest retirement age" is the earliest date on which the participant may receive retirement benefits under the plan.

9.4 For Purposes of This Article

      (a) Election period is the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to benefits accrued prior to separation, the election period shall begin on the date of separation.

      (b) Spouse (surviving spouse) shall mean the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

      (c) Vested Accrued Benefit is the value of the Participant's Vested Accrued Benefit derived from Employer and Employee contributions (including rollovers). The provisions of this article shall apply to a Participant who is Vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

      (d) Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Annuity Starting Date for disability benefits shall be the date such benefits commence if the disability benefit is not an auxiliary benefit. An auxiliary benefit is a disability benefit which does not reduce the benefit payable at Normal Retirement Age.

9.5   Notice Requirements

      The Plan Administrator shall provide each Participant within the applicable period for such Participant, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section
8.6 applicable to a Qualified Joint and Survivor Annuity.

      The applicable period for a Participant is whichever of the following periods ends last:

      (a) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

      (b)   A reasonable period ending after the individual becomes Participant;

      (c) A reasonable period ending after this article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in case of a Participant who separates from service before attaining age 35.

      For purposes of this section a reasonable period ending after the enumerated events described in (b) and (c) is the end of the two year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a participant who separates from service before the plan year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation. If such a participant thereafter returns to employment with the employer, the applicable period for such participant shall be redetermined.

9.6   Other Death Benefits

      The Beneficiary of a Participant who dies before his/her termination of employment with all Participating Employers shall be entitled to a death benefit if any such benefit has been elected under the Adoption Agreement.

      The benefit elected (if any) shall be payable to the Beneficiary in a single sum. Alternatively, the Beneficiary shall have the right to elect one of the optional modes of payment described in Section 8.6 except that the beneficiary shall not have the option to choose a Joint and Survivor Annuity. The amount of any optional mode of payment shall be the Actuarial Equivalent of the single sum payment.

9.7   Waiver of Preretirement Survivor Annuity

      A Participant who is entitled to a death benefit shall have the right, subject to Section 9.3, to waive the Preretirement Survivor Annuity and/or to name a Beneficiary or Beneficiaries to receive the death benefit payable under such Sections. The Participant shall name a Beneficiary or Beneficiaries by filing a Beneficiary designation with the Plan Administrator before his or her death. The Beneficiary designation shall be in writing, signed by the Participant, and on such form or forms as the Plan Administrator may prescribe. The Beneficiary designation may be revoked or modified by filing a new designation with the Employer any time before the Participant's death. Notwithstanding the foregoing, in the case of a Participant who has at least one Hour of service on or after August 23, 1984, if the Participant is married on the date of his death, the Participant's spouse on the date of his death shall be the Participant's Beneficiary (both under the Plan and under any life insurance contracts held under the Plan for the Participant's benefit) and shall be entitled to a Preretirement Survivor Annuity regardless of the designation or waiver made by the Participant unless such spouse consents to any designation or waiver which has the effect of waiving the spouse's right to the Preretirement Survivor Annuity. The consent:

      (a)   Shall be in writing;

      (b)   Shall be signed by the Participant's surviving spouse;

      (c) Shall acknowledge the effect of the designation made by the Participant; and

      (d) Shall be witnessed by a Plan representative named by the Plan Administrator or a notary public.

      Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified election. Any consent necessary under this provision will not be valid with respect to any other spouse. Additionally, a revocation of prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any new waiver or change of beneficiary will require a new spousal consent.

      If a Participant designates more than one person to receive a death benefit and if any of those persons predecease the Participant or die prior to a complete distribution of the benefit without provision having been made for such contingency in the designation, the Plan Administrator shall direct the Trustee to distribute the remaining payments to the surviving designee or designees proportionately as the portion designated by the Participant for each bears to the total portion designated for all survivors.

      If a Participant files no designation, revokes a designation previously filed without filing a new designation, fails to file a valid designation or revocation or if all persons designated shall predecease the Participant or die prior to complete distribution to them, the Participant shall be deemed to have named the following as his beneficiary:

      (a)   The Participant's surviving spouse; or

      (b) If none, the Participant's surviving issue per stripes and not per capita; or

      (c) If none, then the Participant's estate. For purposes of this section, a Participant's "surviving spouse" means the spouse to whom the Participant is married on the Participant's date of death; provided, however, that to the extent provided in a Qualified Domestic Relations Order, a former spouse shall be considered to be a Participant's surviving spouse and a current spouse shall not be treated as the spouse or surviving spouse.

      Pre-age 35 waiver: A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under section 9.5.

Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this article.

9.8   Restrictions on Distributions Due to Death

      Notwithstanding other provisions of the Plan, payments made by the Plan on account of the death of a Participant are subject to the restrictions of Article XII.

ARTICLE X Limitation on Benefits

10.1  Application

      This Article, except for Section 10.3, applies regardless of whether any Participant is or has ever been a Participant in another qualified plan maintained by the adopting Employer. If any Participant is or has ever been a Participant in another qualified plan maintained by the Employer or a welfare benefit Fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 15(1)(2) of the Code, or a simplified employee pension, as defined in section 408(k) of the Code, which provides an annual addition as defined in Section 10.5.11, Section
10.4 is also applicable to that Participant's benefits.

10.2  Limitation

      The annual benefit otherwise payable to a Participant at any time will not exceed the maximum permissible amount. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an annual benefit in excess of the maximum permissible amount, the rate of accrual will be reduced so that the annual benefit will equal the maximum permissible amount.

10.3  Minimal Payments

      The limitation in Section 10.2 is deemed satisfied if the annual benefit payable to a Participant is not more than $1,000 multiplied by the Participant's number of Years of Service or parts thereof (not to exceed 10) with the Employer, and the Employer has not at any time maintained a defined contribution plan a welfare benefit than as defined in Section 419(e) of the Code, or an individual medical account as defined in Section 415(1)(2) of the Code in which such Participant participated.

10.4  Coverage Under Additional Employer Plans

      This section applies if any Participant is covered, or has ever been covered, by another plan maintained by an employer, including a qualified plan or a welfare benefit Fund, as defined in Section 419(e) of the Code, maintained by the Employer, an individual medical account as defined in Section 415(1)(2) of the Code or a amplified employee pension, which provides an annual addition as described in Section 10.5.11.

10.4.1 If a Participant is, or has ever been, covered under more than one defined benefit plan maintained by the Employer, the sum of the Participant's annual benefits from all such plans may not exceed the maximum permissible amount. The Employer will choose in the Adoption Agreement the method by which the plans will meet this limitation.

10.4.2 If the Employer maintains, or at any time maintained, one or more qualified defined contribution plans covering any Participant in this plan (or if, after December 31, 1985, the Employer maintains a welfare benefit Fund, as defined in Section 419(e) of the Code), or an individual medical account as defined in Section 415(1)(2) of the Code, or a simplified employee pension, the sum of the Participant's defined contribution fraction and defined benefit fraction will not exceed 1.0 in any Limitation Year, and the annual benefit otherwise payable to the Participant under this plan will be limited in accordance with the Adoption Agreement.

10.4.3 In the case of an individual who was a participant in one or more defined benefit plans of the employer as of the first day of the first limitation year beginning after December 31, 1986, the application of the limitations of this article shall not cause the maximum permissible amount for such individual under all such defined benefit plans to be less than the individual's current accrued benefit. The preceding sentence applies only if such defined benefit plans met the requirements of Section 415 of the Code, for all limitation years beginning before January 1, 1987.

10.5  Definitions

      The following definitions shall apply for purposes of Article X.

10.5.1 Annual Benefit

      A retirement benefit under the plan which is payable annually in the form of a straight Life Annuity. Except as provided below, a benefit payable in a form other than a straight Life Annuity must be adjusted to an Actuarially Equivalent straight Life Annuity before applying the limitations of this article. The interest rate assumption used to determine Actuarial Equivalence will be the greater of the interest rate specified in the Adoption Agreement or five percent. The annual benefit does not include any benefits attributable to assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for

      (a)   The value of a Qualified Joint and Survivor Annuity,

      (b) The value of benefits that are not directly related to retirement benefits (such as the qualified disability benefit, preretirement death benefits, and postretirement medical benefits), and

      (c) The value of postretirement cost-of-living increases made in accordance with Section 415(d) of the code and Section 1.41 5-3(c)(2)(iii) of the Federal Income Tax Regulations.

10.5.2 Compensation

      As elected by the Employer in the Adoption Agreement, Compensation shall mean all of a Participants:

      (a) Information required to be reported under sections 6041, and 6051, and 6052 of the Internal Revenue Code (Wages, Tips, and Other Compensation as reported on Form W-2). Compensation is defined as wages, within the meaning of section 3401(a), and all other payments of compensation to an Employee by the Employer (in the course of the Employers trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d), and 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401 (a)(2)).

      (b) Section 3401(a) wages. Wages as defined in Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a) (2)).

      (c) 415 safe-harbor compensation. Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances under a nonaccountable plan (as described in 1.62-2(c)), and excluding the following:

            (1) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

            (2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

            (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

            (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the Employee).

      For any self-employed individual Compensation will mean Earned Income. For limitation years beginning after December, 1991, for purposes of applying the limitations of this article, Compensation for a limitation year is the Compensation actually paid or includible in gross income during such Limitation Year.

10.5.3 Defined Benefit Fraction

      A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Section 415(b) and (d) of the Code and in accordance with Section
10.5.12 below or 140 percent of the highest average Compensation including any adjustment under Section 415(b) of the Code.

      Notwithstanding the above, if the participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6,1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5,1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all limitation years beginning before January 1,1987.

10.5.4 Defined Contribution Fraction

      A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the annual additions attributable to the Participant's nondeductible Employee contributions to this and all other defined benefit plans (whether or not terminated) maintained by the Employer, the annual additions attributable to all welfare benefit Funds, as defined in Section 419(e) of the Code, or individual medical accounts as defined in Section 415(l)(2) of the Code and simplified employee pensions, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts or the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).

      The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Compensation for such year. If the employee was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6,1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1,1987, and disregarding any changes in the terms and conditions of the plans made after May 5,1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1,1987.

      The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to eat all employee contributions as annual additions.

10.5.5 Employer

      The Employer that adopts this plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code, as modified by Section 415(h)), commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to the regulations under Section 414(o) of the Code.

10.5.6 Highest Average Compensation

      The Average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in the Adoption Agreement.

10.5.7 Limitation Year

      Limitation Year is defined in Section 3.42 of this Plan Document.

10.5.8 Maximum Permissible Amount

      (a) The lesser of the defined benefit dollar limitation or 100 percent of the Participant's highest Average Compensation.

      (b) If the Participant has less than 10 years of participation with the Employer, the defined benefit dollar limitation is reduced by one-tenth for each year of participation (or part thereof) less than ten. To the extent provided in regulations or in other guidance issued by the Internal Revenue Service, the preceding sentence shall be applied separately with respect to each change in the benefit structure of the Plan. If the participant has less than ten Years of Service with the Employer, the compensation limitation is reduced by one-tenth for each Year of Service (or part thereof) less than ten. The adjustments of this section (b) shall be applied in the denominator of the defined benefit fraction based upon Years of Service. Years of Service shall include future years occurring before the Participant's Normal Retirement Age. Such future years shall include the year which contains the date the Participant reaches Normal Retirement Age, only if it can be reasonably anticipated that the Participant will receive a Year of Service for such year.

      (c) If the annual benefit of the Participant commences before the Participant's social security retirement age, but on or after age 62, the defined benefit dollar limitation as reduced above, if necessary, shall be determined as follows:

                  (i) If a Participant's social security retirement age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of one percent for each month by which benefits commence before the month in which the Participant attains age 65.

                  (ii) If a Participant's social security retirement age is greater than 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefit commence before the month of the Participant's social security retirement age.

      (d) If the annual benefit of a Participant commences prior to age 62, the defined benefit dollar limitation shall be the Actuarial Equivalent of an annual benefit beginning at age 62, as determined above, reduced for each month by which benefits commence before the month in which the Participant attains age 62. To determine Actuarial Equivalence, the interest rate assumption is the greater of the rate specified in the Adoption Agreement or 5 percent. Any decrease in the defined benefit dollar limitation determined in accordance with this provision (d) shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

      (e) If the annual benefits of a Participant commences after the Participant's social security retirement age, the defined benefit dollar limitation as reduced in (b) above, if necessary, shall be adjusted so that it is the Actuarial Equivalent of an annual benefit of such dollar limitation beginning at the Participant's social security retirement age. To determine Actuarial Equivalence, the interest rate assumption used is the lesser of the rate specified in the Adoption Agreement or 5 percent.

10.5.9 Current Accrued Benefit

A Participant's Accrued Benefit under the Plan, determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an annual benefit within the meaning of 415(b)(2) of the Code. In determining the amount of a Participant's current Accrued benefit, the following shall be disregarded:

                  (i) Any change in the terms and conditions of the Plan after May 5,1986; and

                  (ii)  Any cost of living adjustments occurring after May
                        5,1986.

10.5.10 Projected Annual Benefit

      The annual benefit as defined in Section 10.5.1 of this article, to which the Participant would be entitled under the terms of the Plan assuming:

      (a) The Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

      (b) The Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

10.5.11 Annual Additions

      The sum of the following amounts credited to a Participant's account for the Limitation Year:

      (a)   Employer contributions;

      (b)   Employee contributions;

      (c)   Forfeitures;

      (d) Amounts allocated, after March 31,1984, to an individual medical account, as defined in Section 415(l)(1) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to postretirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), under a welfare benefit Fund, as defined in Section 419(e), maintained by the Employer, are treated as annual additions to a defined contribution plan; and

      (e)   Allocations under a simplified employee pension.

10.5.12 Defined Benefit Limitation

      The defined benefit dollar limitation shall be $90,000. Effective on January 1,1988, and each January thereafter, the $90,000 limitation above will be automatically adjusted by multiplying such limit by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code in such manner as the Secretary shall prescribe. The new limitation will apply to Limitation Years ending within the calendar year of the date of the adjustment.

10.5.13 Social Security Retirement Age

      Social security retirement age shall be age 65 in the case of a participant attaining age 62 before January 1, 2000 (i.e., born before January 1,1938), age 66 for a participant attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31,1937, but before January 1,1955), and age 67 for a participant attaining age 62 after December 31, 2016 (i.e., born after December 31,1954).

10.5.14 Year of Participation

      The Participant shall be credited with a Year of Participation (computed to fractional parts of a year) for each Accrual computation period for which the following conditions are met: (1) The Participant is credited with at least the number of Hours of Service (or period of service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) The Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a Year of Participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Section 15(c)(3)(C)(i) of the Code for an accrual computation period shall receive a Year of Participation with respect to that period. In addition, for a participant to receive a year of participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event will more than one Year of Participation be credited for any 12-month period.

ARTICLE XI Vesting and Termination of Employment

11.1  Participant's Vested Interest

      A Participant shall always have a 100 percent Vested Interest in his Accrued Employee Benefit upon death, disability or reaching his/her Normal Retirement Age. If Early Retirement is elected as an option in the Adoption Agreement, a Participant shall become fully Vested in his/her Early Retirement Benefits upon meeting the requirements to receive the Early Retirement Benefit. Upon termination of employment for any reason other than death, Disability or Retirement, a Participant shall have a Vested Interest in that portion of his Participant's Benefit in accordance with the Vesting schedule elected in the Adoption Agreement.

11.2  Computing Years of Service for Vesting

      An Employee who completes 1,000 or more Hours of Service during the applicable Computation Year shall be credited with a Year of Service for Vesting. All of a Participant's Years of Service for Vesting shall be taken into account for the purpose of computing his Vested Interest except that Years of Service prior to age 18 (or age 22 for Plan Years beginning before January 1,
1985) and prior to the Effective Date of the Plan shall not be taken into account to the extent excluded in the Adoption Agreement.

11.3  Distribution of Vested Interest

      Upon termination of employment for any reason other than death, Disability or retirement, a Participant's Vested Interest shall be computed as provided in this ARTICLE and distributed as provided in ARTICLE VIII. A Participant's aggregate number of Years of Service shall be determined as provided in Section 3.62.

11.4  Missing Persons

      A Participant's Accrued Benefit or the benefit of a Participant's spouse or Beneficiary which is otherwise considered as nonforfeitable shall be forfeited if, at the time such benefit is payable, the Plan Administrator, after reasonable efforts, is unable to locate such Participant, such Participant's spouse or Beneficiary. Notwithstanding the foregoing, if at any subsequent date that person is located, the benefit shall be reinstated, reduced, however, by the value of any amount paid by the Trustee or a Participating Employer to any state or political subdivision under any law relating to unclaimed property or escheat.

11.5  Disposition of Forfeitures

      Any forfeiture of a Participant's Accrued Benefit shall not be applied to increase any Participant's benefit under the Plan, but shall be applied as soon as possible to reduce the Participating Employer's cost of funding the Plan.

11.6  Forfeiture-Withdrawal of Employee Contributions

      If a Participant has a nonforfeitable right to at least 50 percent of his Employer-provided Accrued Benefit, then no forfeitures will occur solely as a result of a Participants withdrawal of Employee contributions. Regardless of a Participants nonforfeitable percentage, a withdrawal of Employee contributions will not result a forfeiture of the minimum benefit, if any, provided under section 13.2.


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

ARTICLE XII Distribution Requirements

12.1  General Rules

12.1.1 Subject to Article VIII, Joint and Survivor Annuity Requirements, the requirements of this article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

12.1.2 All distributions required under this article shall be determined and made in accordance with the proposed regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of
      Section 18.401(a)(9)-2 of the proposed regulations.

12.2  Required Beginning Date.

      The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

12.3  Limits on Distribution Periods.

      As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

      (a)   The life of the Participant,

      (b)   The life of the Participant and a designated Beneficiary,

      (c) A period certain not extending beyond the life expectancy of the Participant, or

      (d) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

12.4  Determination of Amount to be Distributed Each Year

      (a) If the Participant's interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

            (1) The annuity distributions must be paid in periodic payments made at intervals not longer than one year;

            (2) The distribution period must be over a life (or lives) or over a period certain not longer than a life expectancy (or joint life and last survivor expectancy) described in Section 401(a)(9)(A)(ii) or Section 401(a)(9)(B)(iii) of the Code, whichever is applicable;

            (3) The life expectancy (or joint life and last survivor expectancy) for purposes of determining the period certain shall be determined without recalculation of life expectancy;

            (4) Once payments have begun over a period certain, the period certain may not be lengthened even if the period certain is shorter than the maximum permitted;

            (5) Payments must either be nonincreasing or increase only as follows;

                  (i) With any percentage increase in a specified and generally recognized cost-of-living index;

                  (ii) To the extent of the reduction to the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determined the distribution period described in Section 3 above dies and the payments continue otherwise in accordance with that Section over the life of the Participant;

                  (iii) To provide cash refunds of Employee contributions upon the Participant's death; or

                  (iv)  Because of an increase in benefits under the Plan.

      (6) If the annuity is a Life Annuity (or a Life Annuity with a period certain not exceeding 20 years), the amount which must be distributed on or before the Participant's required beginning date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to Section 12.5 below) shall be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bimonthly, monthly, semiannually, or annually.

If the annuity is a period certain annuity without a life contingency (or is a life annuity with a period certain exceeding 20 years), periodic payments for each distribution calendar year shall be combined and treated as an annual amount. The amount which must be distributed by the Participant's required beginning date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to Section 12.5 below) is the annual amount for the first distribution calendar year. The annual amount for other distribution calendar years, including the annual amount for the calendar year in which the Participant's required beginning date (or the date distributions are required to begin pursuant to Section 12.5 below) occurs, must be distributed on or before December 31 of the calendar year for which the distribution is required.

      (b) Annuities purchased after December 31,1988, are subject to the following additional conditions:

            (1) Unless the Participant's spouse is the designated Beneficiary, if the Participant's interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first distribution calendar year may not exceed the applicable period determined using the table set forth in Q&A A-5 of Section 1.401(a)(9)-2 of the proposed regulations.

            (2) If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated Beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A A-6 of
                  Section 1.401 (a)(9)-2 of the proposed regulations.

      (c) Transitional rule. If payments under an annuity which complies with section (a) above begin prior to January 1, 1989, the minimum distribution requirements in effect as of July 27, 1987, shall apply to distributions from this Plan, regardless of whether the annuity form of payment is irrevocable. This transitional rule also applies to deferred annuity contracts distributed to or owned by the Employee prior to January 1, 1989, unless additional contributions are made under the Plan by the Employer with respect to such contract.

      (d) If the form of distribution is an annuity made in accordance with this section 12.4, any additional benefits accruing to the Participant after his required beginning date shall be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

      (e) Any pad of the Participant's interest which is in the form of an individual account shall be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

12.5  Death Distribution Provisions

12.5.1 Distribution beginning before death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

12.5.2 Distribution beginning after death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

      (a) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

      (b) if the designated Beneficiary is the participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the participant would have attained age 70 1/2.

      If the Participant has not made an election pursuant to this section
12.5.2 by the time of his death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

12.5.3 For purposes of Section 12.5.2 above, if the surviving spouse dies after the participant, but before payments to such spouse begin, the provisions of Section 12.5.2, with the exception of paragraph (b) therein, shall be applied as if the surviving spouse were the Participant.

12.5.4 For purposes of this Section 12.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority

12.5.5 For the purposes of this Section 12.5, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 12.5.3 above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 12.5.2 above). If distribution in the form of an annuity described in Section
      12.4 above irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

12.5.6 Minor Beneficiary

      Distributions on behalf of a minor can only be made to a person who has the legal right to receive the distributions or who is appointed by the appropriate court to receive funds on behalf of the minor. Such a payment shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

12.6  Definitions

12.6.1 Life Expectancy

      The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the first distribution calendar year. If annuity payments commence before the required beginning date, the applicable calendar year is the year such payments commence. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

12.6.2 Designated Beneficiary

      The individual who is designated as the Beneficiary under the Plan in accordance with Section 401 (a)(9) and the regulations thereunder.

2.6.3 Distribution Calendar Year

      A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the

Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 12.5 above.

12.6.4 Life Expectancy

      Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

      Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 12.5.2(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

12.6.5 Required Beginning Date

      (a) General rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

      (b) Transitional rules. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

            (1) Non-5-percent owners. The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

            (2) 5-percent owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31,1979, is the first day of April following the later of:

                  (i) the calendar year in which the Participant attains age 70 1/2, or

                  (ii) The earlier of the calendar year with or within which ends the plan year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

            The required beginning date of a participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1,1989, is April 1, 1990.

      (c) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

      (d) Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

12.7  Transitional Rule

12.7.1 Notwithstanding the other requirements of this article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

      (a) The distribution by the Plan is one which would not have disqualified such Plan under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

      (b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

      (c) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1,1984.

      (d) The Employee had accrued a benefit under the Plan as of December 31,1983.

      (e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

12.7.2 A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

12.7.3 For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections 12.7.1(a) and (e).

12.7.4 If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in
      Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations shall apply.

ARTICLE XIII Top-Heavy Provisions

13.1  Application of This Article

      If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article XIII will supersede any conflicting provisions in the Plan or Adoption Agreement.

13.2  Minimum Accrued Benefit

      (a)   Notwithstanding any other provision of this Plan except (c), (d) and
            (e) below, for any Plan Year in which this plan is Top-Heavy, each Participant who is not a Key Employee and has completed 1,000 Hours of Service (will accrue a benefit to be provided solely by Employer contributions and expressed as a Life Annuity commencing at Normal Retirement Age) of no less than two percent of his or her highest Average Compensation for the five consecutive years for which the Participant had the highest Compensation. The aggregate Compensation for the years during such five-year period in which the Participant was credited with a Year of Service will be divided by the number of such years in order to determine Average Annual Compensation. The minimum accrual is determined without regard to any Social Security


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

            contribution. The minimum accrual applies even though under other plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year because (a) the Non-Key Employee fails to make mandatory contributions to the Plan, (b) the Non-Key Employee's Compensation is less than a stated amount, (c) the Non-Key Employee is not employed on the last day of the accrual computation period, or (d) the plan is integrated with Social Security.

      (b) For purposes of computing the minimum accrued benefit, Compensation shall be defined as elected in the Adoption Agreement as limited by
            Section 401(a)(17) of the Code.

      (c) No additional benefit accruals shall be provided pursuant to (a) above to the extent that the total accruals on behalf of the Participant attributable to Employer contributions will provide a benefit expressed as a Life Annuity commencing at Normal Retirement Age that equals or exceeds 20 percent of the Participant's highest Average Compensation for the five consecutive years for which the Participant had the highest Compensation.

      (d) The provisions in (a) above shall not apply to any Participant to the extent that the Participant is covered under any other Plan or Plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to this Top-Heavy Plan will be met in the other Plan or Plans.

      (e) All accruals of Employer derived benefit, whether or not attributable to years for which the Plan is Top-Heavy, may be used in computing whether the minimum accrual requirements of paragraph
            (c) above are satisfied.

13.3 Adjustment for Benefit Form Other Than Life Annuity at Normal Retirement Age, IRC Section 416

      If the form of benefit is other than a single Life Annuity, the Employee must receive an amount that is the actuarial Equivalent of the minimum single Life Annuity benefit. If the benefit commences at a date other than Normal Retirement Age, the Employee must receive at least an amount that is the Actuarial Equivalent of the minimum single Life Annuity benefit commencing at Normal Retirement Age.

13.4  Nonforfeitability

      The minimum Accrued Benefit required (to the extent required to be nonforfeitable under Section 416(b) of the code) may not be suspended or forfeited under Sections 411(a)(3)(B) or 4ll(a)(3)D) of the Code.


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

13.5  Minimum Vesting Schedules

      For any Plan Year in which this plan is Top-Heavy, one of the minimum Vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum Vesting Schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to employee contributions including benefits accrued before the Effective Date of Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participants nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any year. However this section does not apply to the Accrued benefits of any Employee who does not have an Hour of Service after the plan has initially become Top-Heavy and such Employee's Accrued Benefits attributable to Employer contributions will be determined without regard to this section.

13.6  Definitions

      For purposes of this Article XIII, the following definitions shall apply:

13.6.1 Key Employee

      Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds 50 percent of the dollar limitations under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a five-percent owner of the Employer, or a one-percent owner of the Employer who has an annual Compensation of more than $150,000. Annual Compensation means Compensation as defined in
Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

13.6.2 Top-Heavy Plan

      For any Plan Year beginning after December 31,1983, this plan is Top-Heavy if any of the following conditions exists:


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

      (a) If the Top-Heavy ratio for this Plan exceeds 60 percent and this plan is not part of any required aggregation group or permissive aggregation group of plans;

      (b) If this Plan is part of a required aggregation group of plans but which is not part of a permissive aggregation group and the Top-Heavy ratio for the group of plans exceeds 60 percent; or

      (c) If this plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the Top-Heavy ratio for the permissive aggregation group exceeds 60 percent.

13.6.3 Top-Heavy Ratio

      (a) If the Employer maintains one or more defined benefit plans and the Employer has not maintained any defined contribution plans (including any simplified employee pension plan as defined in section 408(k) of the Code) which during the five-year period ending on the Determination Date(s) has or has had account balances, the Top-Heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the present values of the Accrued Benefits of all Key Employees as of the Determination Date(s) (including any part of any Accrued Benefit distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of the present value of all Accrued Benefits (including any part of any Accrued Benefit distributed in the five-year period ending on the Determination Date(s), determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

      (b) If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan) which during the 5-year period ending on the Determination Date(s) has or has had any account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the present values of Accrued Benefits under the aggregated defined benefit Plan or Plans for all Key Employees, determined in accordance with (a) above, and the sum of account balances under the aggregated defined contribution Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the present value of Accrued Benefits under the aggregated defined benefit Plan or Plans for all Participants, determined in accordance


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

            with (a) above for all Participants and the sum of the account balances under the aggregated defined contribution plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The account balances under a defined contribution plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an account balance made in the five-year period ending on the Determination Date.

      (c) For purposes of (a) and (b) above, the value of account balances and the present value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Year of a defined benefit plan. The account balances and Accrued Benefits of a Participant

            (1) Who is not a Key Employee but who was a Key Employee in a prior year, or

            (2) Who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy ratio, the extent to which distributions and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

      The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

13.6.4 Permissive Aggregation Group

      The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

13.6.5 Required Aggregation Group

            (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and


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

      (2) Any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

13.6.6 Determination Date

      For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

13.6.7 Valuation Date

      The date elected by the Employer in the Adoption Agreement as of which account balances or Accrued Benefits are valued for purposes of calculating the Top-Heavy ratio.

13.6.8 Present Value

      Present value shall be based only on the interest and mortality rates specified in the Adoption Agreement.

ARTICLE XIV Administration

14.1  Plan Administrator

      The Employer shall be the Plan administrator and shall be a Named Fiduciary of the Plan, and as administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its terms. The Plan Administrator shall, in its sole discretion, interpret the provisions of the Plan.

14.2  Delegation

      The Employer shall have the power to delegate specific fiduciary duties and responsibilities, other than those of the Trustee or with respect to the custody and control of the assets of the Fund. Such delegations may be officers, partners or other Employees of the Employer or to other individuals or entities. Any delegation by the Employer, may if specifically stated, allow further delegations by the individual or entity to whom the delegation has been made. Any delegation may be rescinded by the Employer at any time.

14.3  Administrative Committee

      The Employer, in the exercise of its power to delegate fiduciary duties, may establish an Administrative Committee (Committee) and appoint its members to assist in the administration of the Plan. If so established, the Committee shall be a Named Fiduciary and, unless otherwise provided in a written resolution of the Employer, shall have the power and responsibility to:


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

      (a) Adopt rules and regulations not inconsistent with the declared purposes and specific provisions of the Plan for its administration;

      (b)   Interpret and construe the provisions of the Plan;

      (c) Determine from time to time and certify in writing to the Trustee the names of retired, terminated or deceased Participants, the payment option selected with respect to any benefits payable to such persons, the amount of any benefits so payable and the date such payments shall commence and terminate, all in accordance with the Plan. Any such notice from the Committee shall be deemed adequate by the Trustee if signed by any member of the Committee or the Committees duly authorized agent;

      (d) Prescribe procedures to be followed and forms to be used in electing any options available under the Plan and to apply for benefits under the Plan;

      (e) Review claims for benefits in accordance with the Plans claims procedures;

      (f) Instruct the Trustee as to the disbursement of the assets of the Fund;

      (g) Prepare and distribute, in such manner as the Committee determines appropriate, information explaining the Plan;

      (h) By unanimous vote, members of the Committee may allocate specific responsibilities among themselves. Also by unanimous vote, the Committee may delegate to persons other than members of the Committee some or all of its discretionary authority to control and manage the operation and administration of the Plan. However, the Committee may not delegate its power to review claims under the Plans claims procedures;

      (i) Appoint such advisors, agents and representatives as it shall deem advisable and may also employ such clerical, legal, and medical counsel as it deems necessary. Any action taken by a properly authorized agent of the Committee shall be deemed taken by the Committee;


      (j) Receive from the Employer and Affiliates and from Participants such information as shall be necessary for the proper administration of the Plan. The Committee shall be entitled to rely on any such information so received;


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

(k) A majority of the members of the Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee members. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Board of Directors of the company will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified;

(l) Employ an actuary who shall be responsible for the preparation of the annual actuarial statement required to be filed under ERISA;

(m) Employ an independent qualified public accountant to examine the books, records, and any financial statements and schedules prepared by the actuary which are required to be included in the annual report;

(n) File with the appropriate government agency (or agencies) the annual report, plan description, summary plan description, and other pertinent documents which may be duly requested or required by law and not filed by the Trustee;

(o) File such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

(p) File notice of termination with the Pension Benefit Guaranty Corporation within the time prescribed by ERISA;

(q) Furnish each Employee and each beneficiary receiving benefits hereunder a summary plan description explaining the Plan;

(r) Furnish any Employee or Beneficiary, who requests in writing, statements indicating such Employees or Beneficiary's total Accrued Benefits and nonforfeitable benefits, if any;

(s) Maintain all records necessary for verification of information required to be filed with the appropriate government agency (or agencies);

(t) Pay premiums when due to the Pension Benefit Guaranty Corporation with respect to insurance coverage;


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

(u) Report to the Pension Benefit Guaranty Corporation any reportable event, as such is defined in ERISA, which becomes known to him;

(v) Report to the Trustee all available information regarding the amount of benefits payable to each Employee, the amount of benefits guaranteed, the computations with respect to the allocation of assets, and any other information which the Trustee may require in order to terminate the Plan; and

(w)   Receive and review the annual valuation of the Plan made by the actuary.

      Any member of the Administrative Committee may resign by delivering a written copy of his resignation to the Employer and may be removed by written resolution of the Employer. Vacancies shall be filled by the employer. If an Administrative Committee is appointed as provided herein, all references to the Employer in the plan shall be deemed to refer to the Administrative Committee to the extent of the duties delegated.

14.4 Reports and Records

      The Employer and those to whom the Employer has delegated fiduciary duties shall keep records of all their proceedings and actions, and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan and to comply with applicable law.

14.5 Establishment of Funding Policy

      The Employer shall

      (a) Establish a funding policy for the Plan consistent with the needs of the Plan and in accordance with applicable law and

      (b) Communicate this policy to the Trustee and direct and supervise the Trustee's actions to see that this policy is carried out. However, the Employer may delegate this function in accordance with Section
            12.2 to any person or entity, including the Administrative Committee, if established, or an Investment Manager. An Investment Manager shall be charged with the power to direct the Trustee as to the management, acquisition or disposal of any or all assets of the Trust Fund, as designated in the delegation.

14.6 Payment of Expenses

      The Employer may pay all expenses of administering the Plan, including but not limited to the Trustee's fees, attorney fees and expenses incurred by persons or entities to whom fiduciary duties have been delegated.


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

If said expenses are not paid by the Employer, they shall be a lien against and paid from the Fund, except for the items the payment of which would constitute a prohibited transaction.

14.7 Indemnification

      Every Named Fiduciary, except a bank or an insurance company, unless exempted by the ERISA and regulations thereunder, shall be bonded in an amount not less than 10 percent of the amount of the funds such Named Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,O00. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Named Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in this Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Plan Administrator, be paid from the Fund or by the Employer.

ARTICLE XV Fund and Trustee

15.1 Trust Fund

      All contributions received by the Trustee pursuant to the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part thereof from time to time remaining, shall be held and administered by the Trustee, in a Fund referred to herein as the "Fund," in accordance with the terms and provisions hereof.

15.2 Responsibility of the Trustee

      The general responsibilities of the Trustee shall be as follows:

      (a) Except as expressly otherwise provided herein, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan held in the Fund.

      (b) The Trustee shall hold, administer, invest and reinvest, and disburse the Fund in accordance with the powers stated herein.


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

      (c) The Trustee shall disburse moneys and other properties from the Fund on direction of the Employer, pursuant to the provision of the Plan at the time or times, to the payee or payees specified by the Employer in directions to the Trustee in such form as the Trustee may reasonably require. The Trustee shall be under no liability for any distribution made by it pursuant to such directions and shall be under no duty to make inquiry as to whether any distribution made by it pursuant to any such direction is made pursuant to the provisions of the Plan. The receipt of a distribution by the Payee shall constitute a full acquittance to the Trustee.

      (d) The Trustee shall have the responsibilities, if any, expressly allocated to it by the Plan. Except as responsibilities may be expressly so allocated, the Trustee in its capacity as such shall have no responsibility or authority with respect to the operation and administration of the Plan. However, if the Trustee is notified that any action on its part is necessary or desirable and the Employer has failed or is unable to furnish the Trustee with the necessary instructions or information, the Trustee may take such action as it deems necessary or desirable, consistent with the Plan, including, without limitation action respecting interpretation of the Plan and payment of benefits.

      (e) At any time when there is more than one Trustee, the Trustees shall act by majority vote.

15.3 Compensation And Expenses

      The Trustee shall be entitled to receive such reasonable Compensation for its services hereunder as may be agreed upon with the Employer; provided, however, that no Employee who is a Trustee shall receive compensation for services rendered as a Trustee. The Trustee shall be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of such services. Such Compensation and reimbursements shall be paid from the Fund if not paid directly by the employer and shall constituted a lien upon the Fund until paid.

15.4 Records and Accounting

      The Trustee shall maintain such records as may be reasonably necessary for the proper administration of the Fund. As soon as reasonably practicable following a Plan Valuation Date of the Fund, and as soon as reasonably practicable after the resignation or removal of a Trustee has become effective, the Trustee shall file with the Employer a written account setting forth all receipts, disbursements, and other transactions effected by it during the Plan Year, or during the part of the Plan Year to the date the resignation or removal is effective, as the case may be, and shall certify the fair market value of the assets of the Fund. The accounting shall also furnish the Employer such other information as the Trustee may possess and as may be necessary for the Employer to comply with the reporting requirements of the Employee Retirement Income Security Act of 1974. The Trustee shall have no duty to furnish information about the Fund to any person except that expressly provided herein or as required by law. Any accounting when approved by the Employer will be binding and conclusive as to the Employer, Plan Participants and Beneficiaries, and the Trustee will thereby be released and discharged from any liability or accountability to the Employer, Plan Participants or Beneficiaries with respect to matters set forth therein.

      Omission by the Employer of any written objection to any specific item in any such accounting within one hundred eighty days after its delivery will constitute approval of the Account by the Employer. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

15.5 Record Retention

      The Trustee shall retain its records relating to the Fund as long as necessary for the proper administration thereof and at least for any period required by the Employee Retirement Income Security Act of 1974 or other applicable law.

15.6 Resignation and Removal of Trustee

      (a) The Trustee may resign by giving the Employer thirty (30) days' (or such shorter period as the Employer may approve in writing) written notice of its resignation, such notice period to commence upon the mailing thereof. The Employer shall thereupon appoint a successor Trustee to assume the rights, powers and duties of the Trustee and shall promptly give the Trustee written notice of the appointment of such successor Trustee. The Trustee shall forthwith deliver to the successor Trustee and as soon as possible thereafter account to the successor Trustee for each and every Fund asset and any and all records of the Fund that are in its possession or control.

      (b)   The Employer may remove the Trustee by giving the Trustee thirty
            (30) days' (or such shorter period as the Trustee may approve in writing) written notice of its removal, such notice period to commence upon the receipt thereof by the Trustee, and which written notice shall identify the successor Trustee appointed by the Employer to assume the rights, powers and duties of the Trustee. The Trustee shall forthwith deliver to the successor Trustee and as soon as possible thereafter account to the successor Trustee for each and every Fund asset and all records of the Fund that are in its possession or control.


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

15.7 Dealings of Others With Trustee

      No person (corporate or individual) dealing with the Trustee shall be required to see the application of any money paid or property delivered to the Trustee or to determine whether the Trustee is acting pursuant to any authority granted to it under the Plan.

15.8 Trustee's Power to Protect Itself on Account of Taxes

      The Trustee, as a condition to making a distribution of a Participant's Benefit, may require the person or persons entitled to receive a distribution in such event to furnish the Trustee with proof of payment of all income, inheritance, estate, transfer, legacy and/or succession taxes, and all other taxes of any different type or kind at may be imposed under or by virtue of any state or federal statute or law upon the payment, transfer, descent, or distribution of such Benefit and for the payment of which the Trustee may, in its judgment, be directly or indirectly liable. In lieu of the foregoing, the Trustee unless prevented by law, may deduct, withhold and transmit to the proper taxing authorities any such tax which it may be permitted or required to deduct and withhold and [illegible] Account to be distributed in such case shall be correspondingly reduced. In the event any distribution is subject to Federal or State withholding requirements the Trustee may require evidence that such withholding requirements have been met or that a waiver thereof is available and the condition's of the waiver have been satisfied.

15.9 Other Powers of Trustee

      In extension, but not in limitation of the rights, powers and discretions conferred upon the Trustee herein, the Trustee shall have and may exercise from time to time in the management and custody of the assets of the fund and, for the purpose of distribution after the termination thereof, and, for the purpose of distribution of Participant's Accounts, without order or license of any court, any one or more or all of the following rights, powers and discretions:

      (a) To invest and reinvest the assets of the Fund with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and the like aims (and to the extent possible consistently with the most recent funding policy method adopted by the Employer and communicated to the Trustee) without limitation by any statute, rule or law, or regulation of any governmental body prescribing or limiting the investment of trust assets by corporate or individual Trustees, in or to certain kinds, types, or classes of investments or prescribing the portion of the Fund which may be invested in any one property or kind, type, or class or investment. Specifically and without limiting the generality of the foregoing, the Trustee may invest and reinvest principal and accumulated income of the Fund in preferred and common stocks of any kind or class of any corporation, including but not limited to investment and small business investment companies of all types; voting trust certificates; interest in investment trusts; shares of mutual funds; interest in a common trust, variable demand note or other type of pooled or collective fund operated by the Trustee; bonds, notes and debentures, secured or unsecured; mortgages on real or personal property; covered call options; deposits in a commercial or savings bank or a savings and loan association including savings accounts or time deposits in the Trustee if the Trustee (or a Co-Trustee) is a bank or other Financial Institution; conditional sales contracts; real estate and leases. The Plan may not acquire or hold any securities issued by an Employer or real estate leased to an Employer. Investment of the entire Fund in common stocks shall be deemed appropriate at any phase of the economic business cycle, but is not, however, the purpose hereof to direct that the Fund shall be invested either entirely or to any extent whatsoever in such common stocks.

      (b) To sell, exchange or to otherwise dispose of any asset in whatever character at any time held by the Trustee in trust hereunder.

      (c) To procure from an Insurer selected by the Plan Administrator annuity or other contracts on the life of a Participant. Any life insurance policies issued under the Plan to insure death benefits or otherwise shall be owned by the Trustee. The Trustee may exercise any and all rights under such policies within the limits set forth in the Plan. Any payments by the insurer on account of credits such as dividends, experience rating credits, or surrender or cancellation credits shall be applied, within the taxable year of the employer in which received or within the next succeeding taxable year, toward the next premiums due before any further employer contributions are so applied.

            Upon commencement of benefits, the Trustee may, at the direction of the Plan Administrator distribute such contract(s) to the former Participant or convert the contracts to cash. Any annuity contracts distributed shall be nontransferable. If the value of any insurance contracts exceeds the lump sum value of the benefit, the Trustee may allow the former Participant to contribute the amount of the excess to the Plan in cash.

            All policies covering the life of a Participant shall be distributed or converted so that no life insurance on the Participant extends beyond retirement.


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            If any conflict exists between the terms of the Plan and any annuity or insurance contact issued hereunder, the terms of the Plan shall control.

      (d) To segregate any part or portion of the Fund for the purpose of administration or distribution thereof and, in its sole discretion, to hold the Fund uninvested whenever and for so long as, in the Trustee's discretion the same is likely to be required for payment in cash of Participants' Benefits normally expected to be distributed in the near future, or whenever, and for as long as market conditions are uncertain, or for any other reason which, in the Trustee's discretion, requires such action or makes such action advisable.

      (e) To retain and employ such attorneys, agents and servants as may be necessary or desirable, in the opinion of the Trustee, in the administration of the Fund, and to pay him/her such reasonable Compensation for their services as may be agreed upon as an expense of administration of the Fund, including power to employ and retain counsel upon any matter of doubt as to the meaning of or interpretation to be placed upon this Plan or any provisions thereof with reference to any question arising in the administration of the Fund or pertaining to the distribution thereof or pertaining to the rights and liabilities of the Trustee hereunder or to the rights and claims of Participants and Beneficiaries, and the Trustee, in any such event, may act in reliance upon the advice, opinions, records, statements, and computations of any attorneys and agents and on the records, statements and computations of any servants so selected by it in good faith and shall be released and exonerated of and from all liability to anyone in so doing (except to the extent liability is imposed under the Employee Retirement Income Security Act of
            1974).

      (f) To institute, prosecute, and maintain, or to defend, any proceeding at law or in equity concerning the Plan or Fund or the assets thereof or any claims thereof or any claims thereto, or the interests of Participants and Beneficiaries hereunder at the sole cost and expense of the Fund as, in the Trustee's option, shall be fair and equitable in each case, and to compromise, settle and adjust all claims and liabilities asserted by or against the Trustee, on such terms as the Trustee, in each such case, shall deem reasonable and proper, but the Trustee shall be under no duty or obligation to institute, prosecute, maintain or defend any suit, action or other legal proceeding unless it shall be indemnified to its satisfaction against all expenses and liabilities which it may sustain or anticipate by reason thereof.

      (g) To institute, participate, and join in any plan of reorganization, readjustment, merger, or consolidation with respect to the issuer of any securities held by the Trustee hereunder and to use any other means of protecting and dealing with any of the assets of the Fund which it believes reasonably necessary or proper


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

            and, in general, to exercise each and every other power or right with respect to each asset or investment held by it hereunder as individuals generally have and enjoy with respect to their own assets and investments, including power to vote upon any securities or other assets having voting power which it may hold from time to time, and to give proxies with respect thereto, with or without power of substitution or revocation, and to deposit assets or investments with any protective committee, or with Trustees or depositories designated by any such committee or by any such Trustees or any court.

      (h) In any matter of doubt affecting the meaning, purpose or intent of any provision of this Plan, to determine such meaning, purpose or intent; and to determination of the Trustee in any such respect shall be binding and conclusive upon all persons interested who may become interested in the Plan or the Fund.

      (i) To require, as a condition to distribution of any Participant's Benefit, proof of identity or of authority of the person entitled to receive the same, including power to require reasonable indemnification on that account as a condition precedent to its obligation to make distributions hereunder.

      (j) To collect, receive, receipt and give quittance for all payments that may be or become due and payable on account of any asset in trust hereunder which has not, by act of the Trustee taken pursuant thereto, been made payable others, and payment thereof by the company issuing the same, or by the party obligated thereon, as the case may be, when made to the Trustee hereunder or to any person or persons designated by the Trustee, shall acquit, release and discharge such company or obligated party from any and all liability on account thereof.

      (k) To determine from time to time, as required for the purpose of determining necessary contributions or for any other purposes of the Plan, the then value of the Fund, the Trustee, in each such case, using and employing for that purpose the fair market value of each of the assets constituting the Fund. Each such determination so made by the Trustee in good faith shall be binding and conclusive upon all persons interested or becoming interested in the Plan or the Fund.

      (l) To carry all investments of the Fund or any part thereof in its own name or in the name of any nominee selected by it, without designation of the trust capacity in which the same is held, but with the same liability for any act or default of any such nominee as for its own act or default; and to commingle and deposit cash of the Fund in its own commercial department or savings department, or both.


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      (m)   To grant an option or options for the sale or other disposition of a trust asset, including the issuance of options for the purchase of common stock held by the trust in return for the receipt of a premium from the optionee (it being expressly intended that said options may be in a form and in terms to permit their being freely traded on an option exchange) and including the repurchase of any such option granted, or in lieu thereof, the repurchase of an option identical in terms to be the one issued.

      (n) To have and to exercise such other and additional powers as may be advisable or proper in its opinion for the effective, economical and equitable administration of the Fund.

      (o) The Trustee may cause all or any part of the Fund, without limitation as to amount, to be commingled with the money of trusts created by the Trustee or by others by causing such money to be invested as a part of any or all of the Funds created by said declarations of trust and the Fund so added to any of said Funds shall be subject to all of the provisions of said declarations of trust as the same may be amended from time to time so long as the terms of said trust are not inconsistent with the terms and provisions of this Plan.

            In the event the Employer has appointed an Investment Manager to manage, acquire or dispose of any assets of the trust Fund, then, notwithstanding the rights, powers and discretions conferred upon the Trustee in this section, the Trustee shall be subject to the direction of the Investment Manager with respect to the assets under management by the Investment Manager and shall have no responsibility to determine whether any such directions are proper, in accordance with the terms of the Plan or are permitted under applicable law.

15.10 Prohibited Transactions

      Except as may be expressly permitted by law, unless the Department of Labor has issued a specific or blanket prohibited transaction exemption, no Trustee or other fiduciary hereunder shall permit the Plan to engage, directly and indirectly, in any of the following transactions with a disqualified person (as defined in Section 4975 of the Code):

      (a) A sale or exchange, or leasing, of any property between the Plan and a disqualified person;

      (b) The lending of money or other extension of credit between the Plan and a disqualified person;

      (c) The furnishing of goods, services or facilities between the Plan and a disqualified person;


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

      (d) A transfer to, or use by or for the benefit of, a disqualified person of the income or assets of the Plan;

      (e) An act by a disqualified person who is a fiduciary whereby the deals with the income or assets of the Plan in his own interest or for his own account; or

      (f) The receipt of any consideration for his own personal account by any disqualified person who is a fiduciary from any party dealing with the Plan in connection with a transaction involving the income or assets of the Plan.

15.11 Indemnity of Trustee

      The Trustee shall be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal expenses) arising out of any action taken by it pursuant to their duties hereunder as fiduciary or in any other capacity with respect to his Plan, whether imposed under the Employee Retirement Income Security Act of 1974, or otherwise, unless such liability may arise from the proven gross negligence, bad faith or criminal misconduct of the Trustee.

ARTICLE XVI Amendment, Termination and Merger

16.1 Amendment by Employer

      The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language to the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the plan to be treated as individually designed. An Employer that amends the Plan for any other reason will no longer participate in this master or prototype Plan and will be considered to have an individually designed Plan.

16.2 Amendment by Sponsor

      The sponsoring organization may amend any part of the Plan. For purposes of sponsoring organization amendments, the mass submitter shall be recognized as the agent of the sponsoring organization. If the sponsoring organization does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.


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

16.3 Limitation on Amendments

      No amendment to the Plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of

      (1) Eliminating or reducing an early retirement benefit or a retirement-type subsidy, or

      (2) Eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits.

      In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).

      Furthermore, if the Vesting schedule of a plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's employer-derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment.

16.4 Amendments to the Plans Vesting Schedule

      If the Plan's Vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy Vesting schedule, each Participant with at least 3 years of service with the Employer may elect within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable percentage computed under the plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service where such language appears.


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

      The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

      (1)   60 days after the amendment is adopted;

      (2)   60 days after the amendment becomes effective; or

      (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

16.5 Termination of Plan

      The Employer has established the Plan with a bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, discontinue such contributions or terminate the Plan at any time without any liability. In the event of the termination or partial termination of this Plan, the rights of all affected Employees to benefits accrued to the date of such termination or partial termination (to the extent funded as of such date) shall be nonforfeitable.

16.6 Employer Reversion

      If a balance remains in the Plan after assets have been allocated to provide all benefits accrued by participants under the Plan and after all liabilities and expenses of the Plan have been paid, and if upon Plan termination all Plan liabilities are satisfied and there are any excess assets arising from erroneous actuarial computation, such balance shall be paid to the Employer or reallocated to Participants pursuant to ERISA Section 4044, as elected on the Adoption Agreement.

      If plan benefits are provided through the distribution of annuity or insurance contracts, any refunds or credits in excess of Plan benefits (on account of dividends, earnings, or other experience rating credits, or surrender [illegible] cancellation credits) will be paid to the trust.

16.7 Merger

      The Plan shall not be merged or consolidated with any other plan, and no assets or liabilities of the Plan shall be transferred to any other plan, unless each person having an interest in the Fund would (if the Plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or


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

greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

16.8 Exclusive Benefit

      In no event shall any part of the Fund corpus or income be paid to or become Vested in the Employer, or be used for any purpose whatsoever other than for the exclusive benefit of Participants and their Beneficiaries, except as may be provided in Section 16.6 and except that contributions of the Employer may be returned if:

      (a) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

      (b) The contributions was made due to a mistake of fact, the contribution is returned within one year of the mistaken payment of the contribution and the return satisfies the requirements of paragraph (d) of this section; or

      (c) The contribution was conditioned on its deductibility under Section 404 of the Code, the deduction was disallowed under such Section, the contribution is returned within one year of the disallowance of the deduction and the return satisfies paragraph (d) of this section.

      (d) The return of a contribution (or a portion of a contribution) to the Employer satisfies the requirements of this paragraph if the amount so returned

            (1) Does not exceed the excess of the contribution over the amount which would have been contributed if the Plan had not been disqualified or the requalification denied or if there had been no mistake of fact or error in determining the deduction, as the case may be,

            (2) Does not include the net earnings attributable to such excess contributions,

            (3) is reduced by any net losses attributable to the excess contribution, and


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

            (4) Does not reduce the Benefit of any Participant to less than the Benefit would have been had the returned contribution never been made.

16.9 Loans to Participants

      No loans shall be available to Participants under the terms of this Plan.

16.10 Withdrawal by Sponsor/Failure to Maintain Qualified Status

      The withdrawal of this Plan by the sponsor shall cause the establishment of an individually designed Plan as provided in Section 16.1 or the Employer may elect to adopt another master or prototype plan. If the employer's Plan fails to attain or retain qualification, such Plan shall no longer participate in this prototype plan and will be considered an individually designed plan.

ARTICLE XVII Miscellaneous

17.1 No Guaranty of Employment

      The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall interfere with the Employee's right to terminate his employment at any time.

17.2 Spendthrift Provisions

      Except as otherwise provide by law, benefits available hereunder and any interest of a Participant or beneficiary in the Fund shall not be subject to assignment, transfer or anticipation or otherwise alienable either [ILLEGIBLE] voluntary or involuntary act or by operation of law, nor subject to attachment, execution, garnishment, levy, sequestration or other seizure under any legal or equitable process. The foregoing shall also apply to the [illegible], assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order unless such order is determined by the Employer to be a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, or any Domestic Relations Order entered before January 1, 1985.


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

17.3 Conflict of Interest

      If the Employer or any other person to whom fiduciary or administrative authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, he shall have no authority being reserved exclusively to others empowered to act, to the exclusion of such Participant, and such Participant shall act only his individual capacity in connection with any such matter, except to the extent no other person or entity is empowered to act.

17.4 Disclaimers

      Neither the Employer nor its owners, officers or directors in any way guarantee the Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary except to the extent required by law. Each Participant, Beneficiary, or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments or to the Participant's Account distributed to any Participant or Beneficiary, as the case may be, for such payments hereunder shall look solely to the assets of the Fund for such payments. In each case where a Participant's Benefit shall have been distributed to a Participant or a Beneficiary or to the persons entitled jointly to the receipt thereof and [illegible] purpose to cover in full the benefit hereunder, such Participant, or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Fund.

17.5 Role of Sponsor and Financial Institution

      The Sponsor which makes this Plan available to the Employer shall not be considered a party to the Plan except to the extent that Sponsor is a financial institution with trust powers under the laws of its domicile or under federal law serves in the capacity of a Trustee and then only to the extent of its duties and responsibilities [illegible] Trustee, as specifically set forth in this Plan. The Sponsor shall not be responsible for the validity of this Plan under any law, the availability of any tax benefits of adopting this Plan or any other responsibilities not expressly presumed or allocated to it herein.

17.6 Annuities

      Any annuity contract distributed by the plan under the provisions of this article or any other articles shall be nontransferable. The terms of any annuity contract purchased and distributed by the plan to a participant or spouse shall comply with the requirements of this plan.


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